EXECUTION VERSION 4858-3062-6756\5 ASSET PURCHASE AGREEMENT BY AND BETWEEN JELD-WEN, INC., WG TOWANDA LLC AND WOODGRAIN INC., SOLELY FOR PURPOSES OF SECTION 5.8 HEREOF _______________________ Dated as of October 11, 2024 THIS DOCUMENT IS INTENDED SOLELY TO FACILITATE DISCUSSION AMONG THE PARTIES. IT IS NOT INTENDED TO CREATE, AND IT WILL NOT BE DEEMED TO CREATE, A LEGALLY BINDING OR ENFORCEABLE OFFER OR AGREEMENT OF ANY TYPE OR NATURE PRIOR TO THE ACTUAL EXECUTION OF THIS DOCUMENT BY ALL PARTIES AND THE DELIVERY OF AN EXECUTED COPY OF THIS DOCUMENT BY ALL PARTIES. THIS DOCUMENT WILL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY THE RECIPIENT HEREOF WITH RESPECT TO THE SUBJECT MATTER HEREOF. Exhibit 2.1

-i- 4858-3062-6756\5 TABLE OF CONTENTS ARTICLE I DEFINITIONS .......................................................................................................... 2 1.1 Definitions........................................................................................................ 2 1.2 Other Defined Terms ..................................................................................... 10 ARTICLE II PURCHASE AND SALE; CLOSING ................................................................... 12 2.1 Purchase and Sale .......................................................................................... 12 2.2 Purchase Price ................................................................................................ 12 2.3 Closing Date................................................................................................... 15 2.4 Purchased Assets ............................................................................................ 15 2.5 Excluded Assets ............................................................................................. 17 2.6 Assumed Liabilities ....................................................................................... 19 2.7 Retained Liabilities ........................................................................................ 19 2.8 [Reserved ....................................................................................................... 20 2.9 Closing Deliveries .......................................................................................... 20 2.10 [Reserved] ...................................................................................................... 21 2.11 Purchase Price Allocation .............................................................................. 21 2.12 Non-Assignment; Consents ........................................................................... 22 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ............................... 24 3.1 Organization, Standing and Power ................................................................ 24 3.2 Authority; Execution and Delivery; Enforceability ....................................... 24 3.3 No Conflicts; Consents .................................................................................. 25 3.4 Actions ........................................................................................................... 25 3.5 Absence of Business Material Adverse Effect ............................................... 25 3.6 Unaudited Financial Information ................................................................... 25 3.7 Title ................................................................................................................ 26 3.8 Intellectual Property ....................................................................................... 26 3.9 Real Property ................................................................................................. 27 3.10 Material Contracts .......................................................................................... 27 3.11 Compliance with Applicable Laws; Permits .................................................. 28 3.12 Environmental Matters................................................................................... 29 3.13 Taxes .............................................................................................................. 29 3.14 Labor Relations; Employees and Employee Benefit Plans ............................ 30 3.15 Brokers ........................................................................................................... 30 3.16 Acknowledgment of No Other Representations or Warranties ..................... 30 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ...................... 31 4.1 Organization, Standing and Power ................................................................ 31 4.2 Authority; Execution and Delivery; Enforceability ....................................... 31 4.3 No Conflicts; Consents .................................................................................. 31 4.4 Investigation ................................................................................................... 32 4.5 Financial Ability to Perform .......................................................................... 32 4.6 Actions ........................................................................................................... 32 4.7 Brokers ........................................................................................................... 32 4.8 Solvency ......................................................................................................... 32 4.9 Acknowledgment of No Other Representations or Warranties ..................... 32

-ii- 4858-3062-6756\5 ARTICLE V COVENANTS ........................................................................................................ 33 5.1 Efforts ............................................................................................................ 33 5.2 Covenants Relating to Conduct of Business .................................................. 35 5.3 Confidentiality ............................................................................................... 37 5.4 Access to Information .................................................................................... 38 5.5 Publicity ......................................................................................................... 39 5.6 Employee Matters .......................................................................................... 39 5.7 Financial Obligations ..................................................................................... 41 5.8 Guaranty ......................................................................................................... 42 5.9 Financing........................................................................................................ 43 5.10 Use of Names Following Closing .................................................................. 43 5.11 Insurance ........................................................................................................ 44 5.12 Further Assurances; Misallocated Assets; Misdirected Payments ................. 44 5.13 Bulk Transfer Laws........................................................................................ 45 5.14 R&W Insurance Policy .................................................................................. 45 5.15 Steves Supply Agreement .............................................................................. 46 5.16 Title Insurance ............................................................................................... 46 5.17 Final Court Approval ..................................................................................... 46 ARTICLE VI CERTAIN TAX MATTERS ................................................................................ 46 6.1 Tax Treatment of Payments ........................................................................... 46 6.2 [Reserved.] ..................................................................................................... 46 6.3 Transfer Taxes ............................................................................................... 47 6.4 Proration of Taxes .......................................................................................... 47 6.5 Tax Refunds ................................................................................................... 48 6.6 Changes Affecting the Pre-Closing Period .................................................... 48 6.7 Tax Actions .................................................................................................... 48 6.8 Survival .......................................................................................................... 49 ARTICLE VII CONDITIONS PRECEDENT............................................................................. 49 7.1 Conditions to Each Party’s Obligations to Close ........................................... 49 7.2 Conditions to Obligations of Purchaser to Close ........................................... 49 7.3 Conditions to Obligations of Seller to Close ................................................. 50 ARTICLE VIII TERMINATION; EFFECT OF TERMINATION ............................................. 50 8.1 Termination .................................................................................................... 50 8.2 Effect of Termination ..................................................................................... 51 8.3 Notice of Termination .................................................................................... 51 ARTICLE IX INDEMNIFICATION .......................................................................................... 51 9.1 Survival .......................................................................................................... 51 9.2 Indemnification by Seller ............................................................................... 52 9.3 Indemnification by Purchaser ........................................................................ 52 9.4 Procedures ...................................................................................................... 52 9.5 Exclusive Remedy ......................................................................................... 54 9.6 Additional Indemnification Provisions .......................................................... 54 9.7 Limitation on Liability ................................................................................... 55

-iii- 4858-3062-6756\5 ARTICLE X GENERAL PROVISIONS ..................................................................................... 55 10.1 Entire Agreement ........................................................................................... 55 10.2 Assignment .................................................................................................... 55 10.3 Amendments and Waivers ............................................................................. 55 10.4 No Third-Party Beneficiaries ......................................................................... 56 10.5 Notices ........................................................................................................... 56 10.6 Specific Performance ..................................................................................... 57 10.7 Governing Law and Jurisdiction .................................................................... 57 10.8 Waiver of Jury Trial ....................................................................................... 58 10.9 Severability .................................................................................................... 58 10.10 Counterparts ................................................................................................... 58 10.11 Expenses ........................................................................................................ 59 10.12 Interpretation; Absence of Presumption ........................................................ 59 10.13 Waiver of Conflicts; Attorney-Client Privilege ............................................. 60 EXHIBITS Exhibit A Form of Transition Services Agreement Exhibit B Form of Intellectual Property Agreement Exhibit C Form of Assignment and Assumption Agreement and Bill of Sale Exhibit D Form of Purchaser Supply Agreement Exhibit E Form of Transitional Supply Agreement Exhibit F Steves Supply Agreement Exhibit G Purchase Price Allocation Exhibit H Example Statement of Net Working Capital

4858-3062-6756\5 ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT, dated as of October 11, 2024 (this “Agreement”), is by and among (i) JELD-WEN, Inc., a Delaware corporation (“Seller”), (ii) WG Towanda LLC, an Idaho limited liability company (“Purchaser”) and (iii) solely for purposes of Section 5.8 hereunder, Woodgrain Inc., a Oregon corporation (the “Guarantor”). Seller and Purchaser are each referred to as a “Party” and collectively as the “Parties.” WHEREAS, on October 24, 2012, Seller acquired Craftmaster Manufacturing, Inc., a Delaware corporation (“CMI”), pursuant to that certain Stock Purchase Agreement, by and among Seller, CMI, CM Holdings, Inc., a Delaware corporation and certain other parties thereto, dated as of August 30, 2012 (the “CMI Purchase Agreement,” and such acquisition, the “CMI Acquisition”); WHEREAS, pursuant to the CMI Purchase Agreement, Seller and certain of its Subsidiaries acquired, among other things, certain assets and liabilities of the Business; WHEREAS, the United States District Court for the Eastern District of Virginia, in the matter captioned Steves and Sons, Inc. v. JELD-WEN, Inc., Civil Action No. 3:16-cv-545-REP, entered an Amended Final Judgment Order (Docket No. 1852) on March 13, 2019 (the “Amended Final Judgment”), as modified by the May 2022 Memorandum Order, directing Seller to divest certain assets identified in the Amended Final Judgment (the “Divestiture Remedy”); WHEREAS, on May 1, 2024, Seller filed a motion to modify the Amended Final Judgment under Federal Rule of Civil Procedure 60(b)(5) with the United States District Court for the Eastern District of Virginia, in the matter captioned Steves and Sons, Inc. v. JELD-WEN, Inc., Civil Action No. 3:16-cv-545-REP, to vacate the Divestiture Remedy (the “Motion”); WHEREAS Purchaser acknowledges that notwithstanding Seller’s execution of this Agreement and the other Transaction Documents, Seller reserves any and all rights and remedies available to it at Law or in equity to object against or otherwise seek to modify or vacate the Divestiture Remedy or any term thereof (including the Amended Final Judgment), including pursuant to the Motion, and to exhaust any appeals or otherwise finally resolve any disputes resulting therefrom, in each case, until any final and non-appealable Order or decision of any court of competent jurisdiction adjudicating such matter is rendered with respect thereto (the “Final Resolution”); WHEREAS, on the terms and subject to the conditions set forth herein, including the Final Resolution, Seller desires to sell, assign, transfer and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of its right, title and interest in and to the Purchased Assets, and Purchaser desires to assume, pay, discharge and perform the Assumed Liabilities (the “Transaction”); WHEREAS, simultaneously with the Closing, Seller and Purchaser desire to enter into, or to cause certain of their respective Affiliates or Subsidiaries to enter into, certain other agreements in connection with the transactions contemplated hereby; and

-2- 4858-3062-6756\5 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, including the Final Resolution, the Parties hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. As used herein, the following terms have the meanings set forth below: “Action” means any judicial or administrative claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. “Agreed Accounting Principles” means (a) the same accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies used in the preparation of the Unaudited Financial Information and (b) to the extent not addressed by the foregoing clause (a), GAAP. “Antitrust Approvals” means all Approvals from Governmental Entities that are required under applicable Antitrust Laws to permit the consummation of the Transaction and the other transactions contemplated by this Agreement, including the Preliminary Court Approval and the Final Court Approval. “Business” means (a) the business conducted by Seller at the Towanda Facility, including the manufacture and sale of molded interior door skins and exterior trims and panels and (b) the business of Seller of manufacturing and selling molded interior door skins for purposes of supply to third party customers (in each case, for the avoidance of doubt, other than the manufacture and sale of molded interior door skins for purposes of (i) internal supply to Seller, (ii) supply to Purchaser in accordance with the other Transaction Documents or (iii) supply to the parties set forth on Section 1.1(a) of the Disclosure Schedules). “Business Books and Records” means, to the extent related to the Business, all of the work papers, personnel and employment records, supplier and customer lists and accounts and credit records, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, cost and pricing information, correspondence, repair and performance records and miscellaneous records with respect to customers, partners or suppliers; provided that the Business Books and Records shall not include (a) Tax Returns and other books and records related to Taxes, (b) personnel and employment records for employees and former employees who are not Business Employees, (c) any books and records to the extent related to an Excluded Asset or

-3- 4858-3062-6756\5 Retained Liability, and (d) any books and records the transfer of which is prohibited by applicable Law. “Business Day” means any day, other than a Saturday, Sunday or day on which commercial banks are required or authorized to be closed in New York, New York. “Business Employee” means each employee of Seller or one of its Subsidiaries primarily related to the Business (which, for the avoidance of doubt, shall be deemed not to include the employees listed on Section 5.6(b)) of the Seller Disclosure Schedules and each other employee of Seller or one of its Subsidiaries designated as a Business Employee by mutual agreement between Seller and Purchaser, each as set forth on the list of Business Employees provided to Purchaser on the date hereof (which list may be updated periodically prior to the Closing by Seller to reflect resignations from employment and employees who are hired or terminated as permitted by Section 5.2(b)), including any individual who is on short-term disability, long-term disability, military leave or an approved leave of absence. “Business Material Adverse Effect” means any event, change, development or effect that has a material adverse effect on the business, financial condition or results of operations of the Business taken as a whole; except that no event, change, development or effect resulting or arising from, or in connection with, any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to a “Business Material Adverse Effect”: (a) the general conditions and trends in the industries or businesses in which the Business operates, including economic, regulatory, legal and tax conditions, and competition in any of the geographic or product areas in which the Business operates; (b) general political, economic, business, monetary, financial or capital or credit market conditions or trends (including with respect to interest rates, trade tariffs, exchange rates, trade wars, the exit of the United Kingdom from the European Union, or in respect of or as a result of any political elections); (c) any act of civil unrest, war or terrorism (including by sabotage, cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (d) any conditions resulting from natural disasters, weather developments, man-made disasters, acts of God or other force majeure events; (e) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies or any Law, directive, pronouncement or guideline or interpretation thereof issued by a Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) the failure of the financial or operating performance of Seller or the Business to meet internal, Seller, Purchaser, analyst or other external projections, forecasts or budgets for any period (provided that the causes underlying such failure shall not be excluded pursuant to this clause (f); provided, further, that this clause (f) shall not be construed as implying that Seller is making any representation or warranty hereunder with respect to any internal, Seller, Purchaser, analyst or other external projections, forecasts or budgets for any period); (g) any matter disclosed in the Seller Disclosure Schedules; (h) any action taken or omitted to be taken by Seller or any of its Subsidiaries or any of their respective Representatives at the request or with the consent of Purchaser or any of its Representatives; (i) the execution, announcement, pendency or consummation of this Agreement, the Transaction or the other transactions contemplated hereby,

-4- 4858-3062-6756\5 or the identity of Purchaser or its Affiliates or any communication by Purchaser or any of its Representatives (including in respect of its plans or intentions, including in respect of the Business Employees), including any loss of Business Employees, customers, suppliers, partners, licensees, licensors or other business relationships resulting from any of the foregoing; (j) any actions taken, or omitted to be taken, by Purchaser or any of its Representatives; (k) changes in any Law (including any proposed Law) or applicable accounting principles or standards or, in each case, any interpretations thereof; or (l) any Retained Liabilities; except, in the case of clauses (a), (b), (c) (d) and (e), to the extent, and only to the extent, that such event, change, development or effect has a materially disproportionate effect on the Business in the aggregate relative to other businesses in the industries in which the Business operates. “Closing Net Working Capital” means the aggregate value of the current assets constituting Purchased Assets of the type and kind specifically set forth on the Example Statement of Net Working Capital less the aggregate value of the current liabilities constituting Assumed Liabilities of the type and kind specifically set forth on the Example Statement of Net Working Capital, in each case, determined on a consolidated basis without duplication as of 12:01 a.m. Eastern Time on the Closing Date and calculated in accordance with the Agreed Accounting Principles. For the avoidance of doubt, the determination of Closing Net Working Capital and the preparation of the Preliminary Closing Statement will take into account only current assets and current liabilities of the type and kind (i.e., only those line items) and adjustments reflected on the Example Statement of Net Working Capital. Further to the preceding sentence, the determination of the Estimated Purchase Price and the Purchase Price will be in accordance with the Agreed Accounting Principles (and without any change in or introduction of any new reserves), and without duplication to any items counted in such determination. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Contract” means any binding written contract, lease, license, commitment, loan or credit agreement, indenture or other agreement, other than a Permit or a Seller Benefit Plan. “Covered Losses” means, subject to Section 9.7, losses, liabilities, claims, fines, deficiencies, damages, penalties and reasonable attorneys’ and accountants’ fees and disbursements. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks. “Environmental Laws” means all applicable Laws, as enacted and in effect as of the Closing Date, concerning pollution or protection of the environment. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Example Statement of Net Working Capital” means the statement of Closing Net Working Capital as of the close of business on April 27, 2024 attached as Exhibit H attached hereto. “Excluded Business Taxes” means any Income Taxes imposed with respect to the Purchased Assets, the Assumed Liabilities or the Business for any Pre-Closing Period.

-5- 4858-3062-6756\5 “Final Determination” means a final and non-appealable Order or decision of any court of competent jurisdiction (including with respect to any objection or motion made with respect to the Amended Final Judgment or the Motion) pursuant to which such court shall have ordered Seller to carry out the Divestiture Order and to consummate the Closing pursuant to the terms and conditions of this Agreement. “Final Court Approval” means an Order entered by the United States District Court for the Eastern District of Virginia in the matter captioned Steves and Sons, Inc. v. JELD-WEN, Inc., Civil Action No. 3:16-cv-545-REP, granting final approval of this Agreement and each other Transaction Document for which approval is required pursuant to the Amended Final Judgment and the May 2022 Memorandum Order. “Fraud” means, with respect to a Party, knowing and intentional common law fraud under Delaware law committed by such Party in the making of any representation or warranty contained in Article III of this Agreement; provided, that such actual and intentional fraud shall only be deemed to exist if, as of the date hereof, the Party against whom relief is sought had actual knowledge (as opposed to imputed or constructive knowledge) of the underlying breach of representation or warranty and the express intention that the other Party would rely on such representation or warranty to its detriment. For the avoidance of doubt, the definition of “Fraud” does not include, and no claim may be made in relation to this Agreement or the transactions contemplated hereby for: (i) equitable fraud, constructive fraud, any claim based on constructive knowledge, recklessness or negligent misrepresentation or any equitable claim (including unjust enrichment) or (ii) any other fraud based claim or theory of liability other than knowing and intentional fraud. “GAAP” means generally accepted accounting principles in the United States in effect from time to time. “Governmental Entity” means any foreign, domestic, supranational, federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, health organization, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency or any political or other subdivision, department or branch of any of the foregoing. “Hazardous Material” means any material, substance or waste that is defined or regulated as “hazardous” or “toxic” pursuant to Environmental Laws. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Income Tax” means any Tax that is imposed on or measured by net income or gross revenues, including franchise Taxes. “Inventory” means all inventories of stock-in-trade and merchandise including materials, supplies, work-in-progress, finished goods, tooling, service or spare parts, and purchased finished goods owned by Seller or any of its Affiliates, are used or held for use primarily in the operation or conduct of the Business, and located at the Towanda Facility.

-6- 4858-3062-6756\5 “Information Technology” means computer systems and other equipment or hardware (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines and telecommunications systems) primarily used in the Business; provided that Information Technology does not include (a) any Software or (b) any equipment or other Technology licensed or leased (as applicable) to Seller or any of its Subsidiaries by a third party. “IRS” means the U.S. Internal Revenue Service. “Intellectual Property Rights” means any and all common law or statutory rights anywhere in the world arising under or associated with (a) patents and patent applications and similar or equivalent rights in inventions or designs (“Patents”); (b) trademarks, service marks, trade names, and other designations of origin (“Marks”); (c) rights in domain names, uniform resource locators and other names and locators associated with Internet addresses and sites (“Internet Properties”); (d) copyrights and any other rights in works of authorship (including Software as a work of authorship) and any related rights of authors (“Copyrights”); (e) trade secrets, industrial secret rights and rights in know-how and confidential or proprietary information, in each case that derive independent economic value from not being generally known (“Trade Secrets”); and (f) other similar or equivalent intellectual property rights. “Knowledge” means, with respect to Seller, the actual knowledge of any Person listed in Section 1.1(b) of the Seller Disclosure Schedules after reasonable inquiry of its direct reports, and, with respect to Purchaser, the actual or constructive knowledge of any Person listed in Section 1.1(b) of the Purchaser Disclosure Schedules after reasonable inquiry of its direct reports. “Law” means any national, state, local, supranational or foreign law, statute, code, order, ordinance, rule, decree, regulation or treaty, in each case promulgated by a Governmental Entity or any Order (including, for the sake of clarity, any Pandemic Measures). “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising. “Licensed Marks” means the Marks listed on Section 5.10 of the Seller Disclosure Schedules. “Lien” means any mortgage, lien, pledge, security interest, charge, easement, right-of-way, restriction or other similar encumbrance, but excluding restrictions on transfer arising under applicable securities Laws. “May 2022 Memorandum Order” means that certain Memorandum Order (Docket No. 2282) on May 16, 2022 entered by the United States District Court for the Eastern District of Virginia, in the matter captioned Steves and Sons, Inc. v. JELD-WEN, Inc., Civil Action No. 3:16- cv-545-REP. “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

-7- 4858-3062-6756\5 “Net Working Capital Adjustment” means (a) the amount by which Closing Net Working Capital exceeds the Target Net Working Capital Amount or (b) the amount by which Closing Net Working Capital is less than the Target Net Working Capital Amount, in each case, if applicable; provided, that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative number. “Order” means any outstanding order, judgment, writ, injunction, stipulation, award or decree by a Governmental Entity, including the Amended Final Judgment and the May 2022 Memorandum Order. “Ordinary Course of Business” means the ordinary course of business, including any conduct, practice or action taken in response to, in connection with, or as a result of, COVID-19 or Pandemic Measures. “Organizational Documents” means, with respect to a Person, the certificate of incorporation, bylaws or equivalent governing documents, as applicable, of such Person. “Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or with respect to COVID-19 or any other pandemic or epidemic. “Permits” means permits, approvals, authorizations, consents, licenses or certificates issued by any Governmental Entity, including Environmental Permits; provided that, for the avoidance of doubt, the Antitrust Approvals shall not constitute Permits for purposes of this Agreement. “Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet delinquent or that are being contested by appropriate Actions and for which adequate reserves have been established in accordance with GAAP; (b) statutory or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen, vendors and other Liens imposed by Law in the Ordinary Course of Business; (c) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance or other types of social security; (d) Liens incurred in the Ordinary Course of Business securing Liabilities that are not material to the Purchased Assets, as a whole; (e) Liens deemed to be created by this Agreement or any other Transaction Document; (f) with respect to real property: (i) defects or imperfections of title; (ii) easements, declarations, covenants, conditions, reservations, rights-of-way, restrictions and other charges, instruments or encumbrances of record affecting title to real estate; (iii) zoning ordinances, variances, exceptions, conditional use permits and similar regulations, Permits, approvals and conditions, including legal nonconforming uses; and (iv) Liens not created by Seller or any of its Subsidiaries that affect the underlying fee interest of any leased real property, including master leases or ground leases and any set of facts that an accurate up-to-date survey would show; provided, however, that (with respect to this clause (f) only) any such item does not, individually or in the aggregate, materially interfere with the ordinary conduct of the Business or any of the Purchased Assets or render title to any real property unmarketable; (g) nonexclusive

-8- 4858-3062-6756\5 licenses of Intellectual Property Rights; and (h) Liens that will be released prior to or in connection with the Closing. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity. “Pre-Closing Period” means any taxable period ending on or prior to the Closing Date and, in the case of any Straddle Period, the portion of such period ending on and including the Closing Date. “Preliminary Court Approval” means an Order entered by the United States District Court for the Eastern District of Virginia in the matter captioned Steves and Sons, Inc. v. JELD-WEN, Inc., Civil Action No. 3:16-cv-545-REP, preliminarily approving this Agreement and each other Transaction Document for which approval is required pursuant to the May 2022 Memorandum Order. “Property Taxes” means real, personal and intangible ad valorem property and similar Taxes imposed or assessed directly against the Purchased Assets (but excluding, for the avoidance of doubt, Transfer Taxes and any Income Taxes). “Purchase Price” means (a) $115,000,000 minus (b) the amount of the Retention Bonuses payable at or after the Closing (which, for the avoidance of doubt, shall not include any amounts payable under a Retention Agreement as a result of the termination of employment of, or failure to hire, the applicable individual pursuant to any such Retention Agreement (the “Retention Bonus Amount”), (c) plus the amount (if any) of the Net Working Capital Adjustment. “Purchaser Disclosure Schedules” means those certain Purchaser Disclosure Schedules dated as of the date of this Agreement, provided by Purchaser to Seller in connection with the execution of this Agreement. “Registered Intellectual Property” means all United States, international or foreign (a) Patents and Patent applications (including provisional applications); (b) registered Marks and applications to register Marks; (c) registered Copyrights and applications for Copyright registration; (d) registered Internet Properties; and (e) any other Intellectual Property Right that is subject to any filing or recording with any state, provincial, federal, government or other public or quasi-public legal authority. “Representatives” of a Person means any Affiliate of such Person, and its and their respective officers, directors, employees, financial advisors, attorneys, accountants and other advisors or representatives. “Retained Business” means any and all current and future businesses of Seller and its Affiliates other than the Business, including the Excluded Assets. “Retained Technology” means any and all Technology primarily used in the Retained Business, including any know-how or knowledge of any employees primarily related to the Retained Business.

-9- 4858-3062-6756\5 “Seller Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other material benefit plan, program, agreement or arrangement sponsored or maintained by Seller or any of its Subsidiaries for the benefit of any Business Employee, other than any Multiemployer Plan and any plan or program sponsored, maintained or administered by, or to which contributions are mandated by, a Governmental Entity. “Seller Disclosure Schedules” means those certain Seller Disclosure Schedules dated as of the date of this Agreement, provided by Seller to Purchaser in connection with the execution of this Agreement. “Seller Marks” means (i) the corporate names of Seller or any of its Subsidiaries and (ii) any other Marks owned by Seller or its Subsidiaries, whether or not registered, in any jurisdiction, other than, in the case of this clause (ii), Marks included in the Transferred Intellectual Property. “Shared Contracts” means the Shared Customer Contracts and Shared Other Contracts, as applicable. “Shared Customer Contracts” means any customer Contract pursuant to which the Business generates revenue and that is related, but not exclusively related, to the Business; provided that Shared Customer Contracts shall not include any Contract set forth on Section 1.1(d)(i) of the Seller Disclosure Schedules (which Contracts so disclosed, for the avoidance of doubt, shall be Excluded Assets). “Shared Other Contracts” means any Contract (other than any Shared Customer Contract) that is primarily related, but not exclusively related, to the Business; provided that Shared Other Contracts shall not include any Contract set forth on Section 1.1(d)(ii) of the Seller Disclosure Schedules (which Contracts so disclosed, for the avoidance of doubt, shall be Excluded Assets). “Software” means computer software and code, including object code, source code, scripts and related documentation, as the context requires. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member. “Tangible Personal Property” means machinery, equipment, hardware, furniture, fixtures, tools, supplies, accessories and other tangible personal property; provided that Tangible Personal Property shall not include any Technology or Information Technology. “Target Net Working Capital Amount” means the target Net Working Capital set forth in the statement to be delivered by Seller pursuant to Section 2.2(a).

-10- 4858-3062-6756\5 “Tax” means any tax, assessment, levy or other charge, in each case, in the nature of a tax, imposed by a Governmental Entity, including any net income, sales, use, ad valorem, gross receipts, value added, profits, license, withholding, payroll, employment, excise, severance, premium, property, transfer, stamp, capital stock, environmental, alternative or add-on minimum, occupation and franchise or other tax, together with any interest, penalties and additional amounts imposed with respect to such amounts by a Governmental Entity. “Tax Return” means any return, declaration, report, claim for refund, information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto or amendment thereof. “Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax. “Technology” means embodiments of Intellectual Property Rights, including documentation, materials, data, databases, Software and know-how or knowledge of employees, relating to, embodying, or describing processes, methods, designs, formulae, recipes, technical information or Trade Secrets. “Towanda Facility” means Seller’s facility located in Towanda, Pennsylvania. “Transaction Documents” means this Agreement, the Transition Services Agreement, the Assignment Agreement and Bill of Sale, the Supply Agreements, the Intellectual Property Agreement and the Deed. “Transferred Intellectual Property” means Seller’s right, title, and interest in and to: (i) with respect to Registered Intellectual Property, the Registered Intellectual Property listed on Section 3.8(a) of the Seller Disclosure Schedules, and (ii) with respect to all other Intellectual Property Rights, the Intellectual Property Rights that are owned by Seller as of the Closing that were acquired pursuant to the CMI Purchase Agreement. “Transferred Technology” means Technology with respect to which Seller owns the Intellectual Property Rights therein that was acquired pursuant to the CMI Purchase Agreement, that is not licensed to Seller from a third party and that is (a) primarily used in the Business as of the Closing and capable of being copied without the consent of, or any additional payment to, another Person (for example documentation or Software), including the Technology set forth on Section 1.1(f) of the Seller Disclosure Schedules or (b) the know-how of the Business Employees to the extent primarily related to the Business; provided that Transferred Technology shall not include Patents, Information Technology, Business Books and Records or Tangible Personal Property. 1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement: Term Section Agreement .......................................................................................................................... Preamble Amended Final Judgement .................................................................................................. Recitals

-11- 4858-3062-6756\5 Antitrust Laws .............................................................................................................................. 3.3 Approvals ............................................................................................................................... 2.12(a) Assignment Agreement and Bill of Sale ............................................................................. 2.9(a)(v) Assumed Liabilities ..................................................................................................................... 2.6 Business Contracts ................................................................................................................... 2.4(a) Chosen Courts ............................................................................................................................ 10.7 Closing ......................................................................................................................................... 2.3 Closing Date................................................................................................................................. 2.3 CMI ...................................................................................................................................... Recitals CMI Acquisition .................................................................................................................. Recitals CMI Purchase Agreement .................................................................................................... Recitals Confidentiality Agreement....................................................................................................... 5.3(a) Current Representation ........................................................................................................ 10.13(a) Data Security Requirements .................................................................................................... 3.8(f) Deed .................................................................................................................................. 2.9(b)(vii) Designated Person ................................................................................................................ 10.13(a) Dispute Resolution Firm .......................................................................................................... 2.2(d) Divestiture Remedy ............................................................................................................. Recitals Enforceability Exceptions ............................................................................................................ 3.2 Environmental Permits........................................................................................................... 3.12(b) Estimated Net Working Capital Adjustment ........................................................................... 2.2(a) Estimated Purchase Price ......................................................................................................... 2.2(a) Excluded Assets ........................................................................................................................... 2.5 Final Resolution ................................................................................................................... Recitals Guarantees .................................................................................................................................... 5.7 Indemnified Party ..................................................................................................................... 9.4(a) Indemnifying Party .................................................................................................................. 9.4(a) Intellectual Property Agreement ........................................................................................ 2.9(a)(iv) Material Contracts .................................................................................................................. 3.10(a) Materials .................................................................................................................................. 5.9(b) Motion .................................................................................................................................. Recitals Non-Antitrust Approvals ....................................................................................................... 2.12(b) Non-Assignable Assets .......................................................................................................... 2.12(a) Objections Statement ................................................................................................... 2.2(d), 2.2(d) Offer Conditions ...................................................................................................................... 5.6(b) Outside Date............................................................................................................................. 8.1(d) Parties ................................................................................................................................. Preamble Party ................................................................................................................................... Preamble Preliminary Closing Statement ................................................................................................ 2.2(c) Purchased Assets .......................................................................................................................... 2.4 Purchaser 401(k) Plan .............................................................................................................. 5.6(g) Purchaser Indemnified Parties ..................................................................................................... 9.2 Purchaser Material Adverse Effect .............................................................................................. 4.1 Purchaser Supply Agreement ............................................................................................. 2.9(a)(vi) Retained Claims ........................................................................................................................ 2.5(l) Retained Liabilities ...................................................................................................................... 2.7

-12- 4858-3062-6756\5 Retention Agreements .............................................................................................................. 2.6(c) Retention Bonuses ................................................................................................................... 2.6(c) RWI Policy................................................................................................................................. 5.13 SEC ................................................................................................................................... Article III Seller .................................................................................................................................. Preamble Seller Indemnified Parties ............................................................................................................ 9.3 Seller Parent ...................................................................................................................... Article III Solvent ......................................................................................................................................... 4.8 Steves Supply Agreement ................................................................................................ 2.9(a)(viii) Supply Agreements .......................................................................................................... 2.9(a)(viii) Tax Action ............................................................................................................................... 6.7(a) Third-Party Claim .................................................................................................................... 9.4(a) Title Company ........................................................................................................................... 5.15 Title Insurance Policy ................................................................................................................ 5.15 Transaction ........................................................................................................................... Recitals Transfer Taxes ......................................................................................................................... 6.3(a) Transferred Business Employee .............................................................................................. 5.6(b) Transferred Insurance Policies ................................................................................................... 5.10 Transferred Owned Real Property ............................................................................................ 2.4(j) Transferred Owned Real Property Leases ................................................................................ 2.4(j) Transferred Permits .................................................................................................................. 2.4(f) Transferred Registered Intellectual Property ........................................................................... 3.8(a) Transition Services Agreement .......................................................................................... 2.9(a)(iii) Transitional Supply Agreement ........................................................................................ 2.9(a)(vii) Unaudited Financial Information ................................................................................................. 3.6 ARTICLE II PURCHASE AND SALE; CLOSING 2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, including the Final Resolution, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Purchased Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume and hereby agrees to pay, discharge and perform all of the Assumed Liabilities. 2.2 Purchase Price. (a) No later than two Business Days prior to the Closing, Seller shall deliver to Purchaser a statement setting forth (i) the Seller’s good faith estimate of the amount of the Net Working Capital Adjustment (the “Estimated Net Working Capital Adjustment”), (ii) the Retention Bonus Amount and (iii) the Estimated Purchase Price based thereon, in each case, including reasonably detailed calculations of the components thereof. “Estimated Purchase Price” means an amount equal to (A) $115,000,000 minus (B) the Retention Bonus Amount plus (C) the Estimated Net Working Capital Adjustment.

-13- 4858-3062-6756\5 (b) In consideration for the Purchased Assets and the other obligations of Seller pursuant to this Agreement, at the Closing, Purchaser shall (a) pay to Seller the Estimated Purchase Price and (b) assume the Assumed Liabilities. (c) As promptly as possible, but in any event within 60 days after the Closing Date, Purchaser will deliver to Seller a statement showing its good faith calculation of the Closing Net Working Capital (and the related Net Working Capital Adjustment) and a calculation of the Purchase Price based thereon (the “Preliminary Closing Statement”), including reasonably detailed calculations of the components thereof and in a manner consistent with the definitions thereof, and which shall (A) not include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby, (B) be based on facts and circumstances as they exist immediately prior to the Closing and (C) exclude the effect of any change in Law or GAAP (or, in either case, the interpretation or enforcement thereof) or any other act or omission, decision or event occurring on or after the Closing. Closing Net Working Capital shall be determined on a consolidated basis in accordance with the definitions set forth in this Agreement (whether or not such terms are consistent with GAAP) and the Agreed Accounting Principles. The parties hereto agree that the purpose of determining Closing Net Working Capital and the related purchase price adjustments contemplated by this Section 2.2(c) is to measure the levels of Closing Net Working Capital as of the applicable time set forth in the definition thereof, and such processes are not intended to (1) permit the introduction of new or different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of determining the Closing Net Working Capital or (2) adjust for errors or omissions that may be found with respect to the Unaudited Financial Information or any inconsistencies between the Unaudited Financial Information and GAAP or the Agreed Accounting Principles. If Purchaser does not timely deliver the Preliminary Closing Statement within such 60-day period, at Seller’s election, either (x) the Estimated Purchase Price shall be deemed to be the Purchase Price for all purposes of this Agreement and will be final, binding and non-appealable by the parties hereto or (y) Seller shall retain (at the expense of Purchaser) a nationally recognized independent accounting firm to provide an audit or other review of the Business’ books, review the calculation of the Estimated Purchase Price and make any adjustments necessary thereto consistent with the provisions of this Section 2.2, the determination of such accounting firm being final, binding and non-appealable by the parties hereto. After delivery of the Preliminary Closing Statement, Purchaser shall, and shall cause the Business to, give Seller and its Representatives full access to review Purchaser’s and the Business’ books and records, work papers and other supporting documentation related to the preparation of the Preliminary Closing Statement. Seller and its Representatives may make inquiries of Purchaser, the Business and their respective accountants and other representatives that participated in the preparation of the Preliminary Closing Statement regarding questions concerning or disagreements with the Preliminary Closing Statement arising in the course of their review thereof, and Purchaser shall cause its, and shall cause the Business to make its, accountants or other representatives to cooperate with and respond to such inquiries. (d) At any time after delivery of the Preliminary Closing Statement, Seller may (in its sole discretion) accept the calculations set forth in the Preliminary Closing Statement by delivering written notice to that effect to Purchaser, in which case the Purchase Price will become final, binding and non-appealable on the parties thereto when such notice is given. If Seller has any objections to the Preliminary Closing Statement, it shall deliver to Purchaser a statement

-14- 4858-3062-6756\5 setting forth its objections thereto (an “Objections Statement”). If an Objections Statement is not delivered to Purchaser within 45 days after delivery of the Preliminary Closing Statement to Purchaser hereunder, then the Preliminary Closing Statement shall be final, binding and non- appealable by the parties hereto. Seller may provide an Objections Statement on the basis that it has not been provided with adequate information or access to understand and evaluate the differences between Purchaser’s calculation of the Purchase Price (and components thereof) set forth in the Preliminary Closing Statement, on the one hand, and Seller’s calculation of the Estimated Purchase Price (and components thereof), on the other hand. Seller and Purchaser shall in good faith attempt to resolve any such objections, but if they do not reach a final resolution within 45 days after the delivery of the Objections Statement, Seller and Purchaser shall submit such dispute to the dispute resolution group of KPMG or, if such firm declines or is unable to be retained to resolve the dispute, such other dispute resolution group of a dispute resolution firm mutually agreed to in writing by Seller and Purchaser (such agreement not to be unreasonably withheld, conditioned or delayed by either Seller or Purchaser) (the “Dispute Resolution Firm”), acting as an expert and not an arbitrator. The parties hereto acknowledge and agree that the Federal Rules of Evidence Rule 408 (and any corresponding state rules) shall apply to Seller and Purchaser during any such negotiations and any subsequent dispute arising therefrom. The Dispute Resolution Firm shall consider only those items and amounts which are identified in the Objections Statement as being items which the Seller and Purchaser are unable to resolve. Any item not specifically submitted to the Dispute Resolution Firm for determination shall be deemed final, binding and non-appealable on the parties hereto as set forth in the Objections Statement or as otherwise resolved in writing by Seller and Purchaser (or, to the extent not set forth in the Objections Statement or such other written resolution, in the Preliminary Closing Statement). Seller and Purchaser shall use their commercially reasonable efforts to cause the Dispute Resolution Firm to resolve all disagreements by submitting to Purchaser and Seller a final written determination as soon as practicable and in any event within 30 days after the submission of any dispute. Each of Seller and Purchaser shall submit to the Dispute Resolution Firm (A) within five Business Days following engagement of the Dispute Resolution Firm, a single presentation limited to the remaining items in dispute set forth in the Objections Statement (which the Dispute Resolution Firm shall forward to Seller or Purchaser, as applicable, after submission of both presentations) and (B) within five Business Days after receipt of each such presentation, a single written response to such presentation (which the Dispute Resolution Firm shall forward to Seller or Purchaser, as applicable, after submission of both responses). The parties hereto shall not make any further submissions to the Dispute Resolution Firm unless otherwise agreed in writing by Seller and Purchaser. The Dispute Resolution Firm’s determination (1) shall be based solely on (x) the definitions of Closing Net Working Capital and the Purchase Price, as applicable, contained herein and the Agreed Accounting Principles and (y) the presentations (and responses) by Seller and Purchaser which are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review) and (2) shall be within the range of dispute between the Preliminary Closing Statement and the Objections Statement. For the avoidance of doubt, neither Purchaser nor Seller shall have any ex parte communications with the Dispute Resolution Firm relating to this Section 2.2 or this Agreement. The resolution of the items in dispute by the Dispute Resolution Firm shall be final, binding and non-appealable on the parties hereto, absent fraud or manifest error. The terms of appointment and engagement of the Dispute Resolution Firm shall be as reasonably agreed upon between Seller and Purchaser, and any associated engagement fees and other obligations shall be initially borne 50% by Seller and Purchaser; provided, that such

-15- 4858-3062-6756\5 fees and other obligations shall ultimately be allocated between Seller and Purchaser based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party in the initial presentations submitted to the Dispute Resolution Firm. Except as provided in the immediately preceding sentence, all other costs and expenses incurred by the parties hereto in connection with resolving any dispute hereunder before the Dispute Resolution Firm shall be borne by the party incurring such cost and expense. The Preliminary Closing Statement shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.2(d), and, as so revised, such Preliminary Closing Statement shall be deemed to set forth the Closing Net Working Capital for all purposes hereunder. (e) If the Purchase Price as finally determined pursuant to this Section 2.2 is greater than the Estimated Purchase Price, then Purchaser shall pay in cash to Seller by wire transfer of immediately available funds the amount of such excess amount. If the Purchase Price as finally determined pursuant to this Section 2.2 is less than the Estimated Purchase Price, then Seller shall pay in cash to Purchaser by wire transfer of immediately available funds the amount of such shortfall. (f) The parties hereto agree that the procedures set forth in this Section 2.2 for resolving disputes with respect to the Preliminary Closing Statement (and the calculations therein) shall be the sole and exclusive method for resolving any such disputes and none of the parties hereto or any of their Affiliates shall have any claim or any right to any Action against any other party hereto or their Affiliates in respect thereof; provided, however, that this Section 2.2(f) shall not prohibit Seller or Purchaser, as applicable, from instituting an Action to (i) enforce any final determination of the Purchase Price pursuant to Section 2.2(d) (whether by the Dispute Resolution Firm or otherwise), (ii) compel any party hereto to submit any dispute arising in connection with Section 2.2(d) to the Dispute Resolution Firm pursuant to and in accordance with the terms and conditions of Section 2.2(d) in any court or other tribunal of competent jurisdiction in accordance with Section 10.7 or (iii) compel any party hereto to comply with any of its covenants or agreements set forth in Section 2.2 in any court or other tribunal of competent jurisdiction in accordance with Section 10.7. 2.3 Closing Date. The closing of the Transaction (the “Closing”) shall take place remotely by conference call and electronic exchange and delivery of signatures and documents (i.e., e-mail of pdf documents), on the date that is the fifth (5th) Business Day following the date on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the Party entitled to the benefits thereof), or at such other place, time and date as may be agreed between Seller and Purchaser in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” 2.4 Purchased Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller all of Seller’s right, title and interest as of the Closing in the following (collectively, the “Purchased Assets”):

-16- 4858-3062-6756\5 (a) Subject to the terms of the Amended Final Judgment, (i) each Contract that is exclusively related to the Business (other than, for the avoidance of doubt, leases of real property), and (ii) to the extent of and subject to Section 2.12(e), those portions of Shared Contracts to the extent related to the Business (collectively, such Contracts or portions of Contracts, the “Business Contracts”); (b) the Transferred Intellectual Property, including (i) the right to seek and obtain damages for the infringement of any Transferred Intellectual Property (other than with respect to Retained Claims), and (ii) in the case of Marks that are included in the Transferred Intellectual Property, the goodwill of the Business appurtenant to such Marks; (c) any and all Tangible Personal Property (i) that is primarily related to the Business or (ii) that was acquired in the CMI Acquisition that are used to operate and/or manage the Towanda Facility; (d) any and all Information Technology primarily related to the Business; (e) the Transferred Technology, including (other than with respect to Retained Claims) the right to seek and obtain damages for the infringement of any Transferred Intellectual Property; (f) to the extent transferable, any and all Permits primarily related to the Business (collectively, the “Transferred Permits”); (g) all Inventory; (h) any and all claims, causes of action, defenses and rights of offset or counterclaims (in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) to the extent arising out of the Business Contracts or Transferred Owned Real Property Leases, other than any Retained Claims; (i) all land, together with all buildings, structures, improvements and fixtures located thereon listed on Section 2.4(i) of the Seller Disclosure Schedules, and all easements and other rights and interests appurtenant thereto (the “Transferred Owned Real Property”), together with the leases, licenses or other agreements listed on Section 2.4(i) of the Seller Disclosure Schedules pursuant to which Seller conveys or grants to any Person a leasehold estate in, or the right to use or occupy, the Transferred Owned Real Property or portion thereof (the “Transferred Owned Real Property Leases”); (j) copies of the Business Books and Records; provided that, with respect to any such Business Books and Records, Seller shall be permitted to (i) retain copies of such Business Books and Records to the extent required to comply with applicable Law or pursuant to internal compliance procedures or retention policies (including until the expiration of the applicable statute of limitations in respect of any Taxes, including any extensions thereof); (ii) retain copies of such Business Books and Records to the extent related to Seller’s and its Subsidiaries’ obligations under the Transaction Documents; (iii) retain copies of such Business Books and Records to the extent not exclusively related to the Business; (iv) retain such Business Books and Records in the form of so-called “backup” electronic tapes; and (v) redact those portions

-17- 4858-3062-6756\5 of such Business Books and Records that pertain to Excluded Assets or Retained Liabilities or, at Seller’s election, deliver copies of such Business Books and Records unredacted, but subject to the confidentiality provisions of this Agreement; (k) all accounts and notes receivable and similar rights to receive payments (including in respect of rebates or volume discounts) of Seller, in each case, to the extent arising out of, relating to or in respect of the operation or conduct of the Towanda Facility; and (l) all rights to any prepaid expenses and security deposits to the extent arising out of, relating to or in respect of the operation or conduct of the Towanda Facility. The Parties acknowledge and agree that a single asset may fall within more than one of clauses (a) through (l) in this Section 2.4; provided that, in the event of a conflict between such provisions, the more specific clause with respect to an asset category shall govern the more general clause with respect to an asset category. 2.5 Excluded Assets. Notwithstanding anything to the contrary contained herein, Purchaser expressly understands and agrees that the following assets, business lines, properties, rights and claims of Seller (collectively, the “Excluded Assets”) shall be retained by Seller and shall be excluded from the Purchased Assets: (a) the sponsorship of, all rights in connection with, and any and all assets associated with the Seller Benefit Plans, including trust agreements or any other funding and administrative Contracts related thereto; (b) any and all Intellectual Property Rights, other than the Transferred Intellectual Property; (c) (i) any and all Technology other than Transferred Technology in the form transferred (it being understood that copies of Transferred Technology that is also Retained Technology shall be an Excluded Asset), and (ii) except to the extent expressly included in Section 2.4(d), any and all Information Technology; (d) any and all Contracts (or portions thereof), other than the Business Contracts and Transferred Owned Real Property Leases; (e) (i) any and all owned real property, leased real property or other interests in real property, other than Transferred Owned Real Property and Transferred Owned Real Property Leases, and (ii) except as expressly included in Section 2.4(c), any and all Tangible Personal Property; (f) any and all refunds, credits, overpayments or similar items or recoveries of or against any Taxes of Seller or any of its Affiliates for any period, including in respect of any Excluded Business Taxes or Taxes related to assets or businesses other than the Business, and any and all refunds, credits, overpayments or similar items or recoveries of or against any Taxes allocable to Seller pursuant to Section 6.4 (including refunds and credits that are for the account of Seller under Section 6.5);

-18- 4858-3062-6756\5 (g) any, cash, cash equivalents, marketable securities, bank deposits (including uncleared checks and drafts received but not yet credited), lease deposits, credit cards and bank accounts or similar items of Seller or any of its Affiliates; (h) all accounts and notes receivable and similar rights to receive payments (including in respect of rebates or volume discounts) of Seller, in each case, to the extent that they are not related to the Business; (i) (i) Tax Returns and other books and records related to Taxes paid or payable by Seller or any of its Affiliates, and (ii) any and all books and records other than the Business Books and Records; (j) any and all insurance policies and binders and interests in insurance pools and programs and self-insurance arrangements whether or not related to the Business, for all periods before, through and after the Closing, including any and all refunds and credits due or to become due thereunder and any prepaid premiums and any and all claims, rights to make claims and rights to proceeds thereunder, other than the Transferred Insurance Policies; (k) any and all Permits, other than the Transferred Permits; (l) any and all claims, causes of action, defenses and rights of offset or counterclaims (in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) at any time to the extent arising out of or related to the other Excluded Assets or Retained Liabilities (including all rights and claims under any and all warranties extended by suppliers, vendors, contractors, manufacturers, distributors, licensees and licensors in favor of Seller or any of its Affiliates in relation to any other Excluded Assets or Retained Liabilities), and the right to retain all proceeds and monies therefrom (collectively, the “Retained Claims”); (m) (i) all attorney-client privilege and attorney-work-product protection of Seller or associated with the Business, the Purchased Assets or the Assumed Liabilities, including related to any Retained Claims or as a result of legal counsel representing Seller or the Business in connection with the Transaction and the other transactions contemplated by this Agreement or any of the Transaction Documents; (ii) all documents or communications subject to the attorney- client privilege or work-product protection described in subclause (i) of this paragraph; and (iii) all documents maintained by Seller in connection with the Transaction and the other transactions contemplated by this Agreement or any of the Transaction Documents; (n) any shares of capital stock or other equity interests of Seller or its Subsidiaries; (o) all division or corporate-level services of the type currently provided to the Business by Seller; (p) any and all assets, business lines, properties, rights and claims of Seller and its Affiliates that do not constitute Purchased Assets; and

-19- 4858-3062-6756\5 (q) any inventory and/or raw materials located at any facility of Seller and its Affiliates other than the Towanda Facility. The Parties acknowledge and agree that neither Purchaser nor any of its Affiliates will acquire or be permitted to retain any direct or indirect right, title or interest in any Excluded Assets. 2.6 Assumed Liabilities. On the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume and hereby agrees to pay, discharge, satisfy and perform all of the following Liabilities of Seller and its Affiliates in each case, whether accruing prior to, on or after the Closing (the “Assumed Liabilities”): (a) other than any Retained Liabilities set forth in Section 2.7(a), any and all Liabilities to the extent relating to or arising out of the Purchased Assets including the Business Contracts and Transferred Owned Real Property Leases and including any and all Liabilities to the extent related to or arising from any Action initiated by a third party to the extent related to or arising from the operation of the Business or any of the Purchased Assets and any and all Liabilities to the extent relating to or arising from any infringement or alleged infringement of any third party Intellectual Property Rights by or in respect of the operation of the Business or Purchased Assets; (b) any and all Liabilities, obligations and commitments with respect to Taxes (i) imposed with respect to, arising out of, or relating to the Business, the Purchased Assets or the Assumed Liabilities (other than Excluded Business Taxes); (ii) of Purchaser; and (iii) for which Purchaser is liable under Section 6.3 and Section 6.4; (c) any and all Liabilities in respect of Transferred Business Employees (including, for the avoidance of doubt, any Liabilities with respect to retention bonuses (the “Retention Bonuses”)) payable at or after the Closing pursuant to the Retention Agreements listed on Section 2.6(c) of the Seller Disclosure Schedules (the “Retention Agreements”), other than any Liabilities explicitly retained by Seller pursuant to Section 5.6 hereof; (d) all accounts and notes payables to the extent arising out of, relating to or in respect of the operation or conduct of the Towanda Facility; and (e) other than any Retained Liabilities, any and all Liabilities to the extent relating to or arising out of the Business or the Purchased Assets. The Parties acknowledge and agree that a single Liability may fall within more than one (1) of clauses (a) through (d) in this Section 2.6; provided that, in the event of a conflict between such provisions, the more specific clause with respect to a Liability category shall govern the more general clause with respect to a Liability category. 2.7 Retained Liabilities. On the terms and subject to the conditions of this Agreement, Seller shall retain, and Purchaser shall not assume, the following Liabilities of Seller or any of its Subsidiaries (each, a “Retained Liability”, and collectively, the “Retained Liabilities”): (a) any debt for borrowed money of Seller or any of its Subsidiaries;

-20- 4858-3062-6756\5 (b) except as set forth in Section 5.6, Liabilities arising prior to the Closing relating to or arising under any Seller Benefit Plan; (c) all accounts payable of Seller or any of its Subsidiaries as of the Closing, in each case, to the extent arising out of, relating to or in respect of the Excluded Assets; (d) Liabilities for Excluded Business Taxes; and (e) any Liability that Seller failed to disclose in the Disclosure Schedules as required by Section 3.6. Seller and Purchaser acknowledge and agree that Purchaser will not be required to assume and retain any Retained Liabilities. 2.8 [Reserved]. 2.9 Closing Deliveries. (a) At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following: (i) payment, by wire transfer(s) to one (1) or more bank accounts designated in writing by Seller (such designation to be made by Seller at least two (2) Business Days prior to the Closing Date), an amount in immediately available funds equal to the Purchase Price; (ii) the certificate to be delivered pursuant to Section 7.3(d); (iii) a counterpart of the Transition Services Agreement, in substantially the form attached as Exhibit A hereto (the “Transition Services Agreement”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto; (iv) a counterpart of the Intellectual Property Agreement, in substantially the form attached as Exhibit B hereto (the “Intellectual Property Agreement”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto; (v) a counterpart of the Assignment and Assumption Agreement and Bill of Sale for the Purchased Assets and the Assumed Liabilities, by and between Seller and Purchaser, in substantially the form attached as Exhibit C hereto (the “Assignment Agreement and Bill of Sale”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto; (vi) a counterpart of the Purchaser Supply Agreement, in substantially the form attached as Exhibit D hereto (the “Purchaser Supply Agreement”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto;

-21- 4858-3062-6756\5 (vii) a counterpart of the Transition Supply Agreement, in substantially the form attached as Exhibit E hereto (the “Transition Supply Agreement”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto; and (viii) a counterpart of the Steves Supply Agreement attached as Exhibit F hereto (the “Steves Supply Agreement” and, together with the Purchaser Supply Agreement and the Transition Supply Agreement, the “Supply Agreements”), duly executed by Purchaser or any of Purchaser’s Subsidiaries named as a party thereto. (b) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following: (i) the certificate to be delivered pursuant to Section 7.2(c); (ii) a counterpart of the Transition Services Agreement, duly executed by Seller; (iii) a counterpart of the Intellectual Property Agreement, duly executed by Seller; (iv) a counterpart of the Assignment Agreement and Bill of Sale, duly executed by Seller; (v) a counterpart of the Purchaser Supply Agreement, duly executed by Seller; (vi) a counterpart of the Transition Supply Agreement, duly executed by Seller; (vii) a special warranty deed with respect to the Transferred Owned Real Property, conveying to Purchaser fee simple title to such Transferred Owned Real Property (the “Deed”); (viii) an assignment of the Steves Supply Agreement by Seller to Purchaser, duly executed by Seller; and (ix) an IRS Form W-9 duly executed by Seller. 2.10 [Reserved]. 2.11 Purchase Price Allocation. Purchaser and Seller will each file, in accordance with the Code and the Treasury Regulations thereunder, an asset allocation statement on IRS Form 8594 with its federal income tax return for the tax year in which the Closing occurs as set forth in Exhibit G. Purchaser and Seller shall report an allocation of the Purchase Price among the Purchased Assets in a manner entirely consistent with Exhibit G and shall not take any position inconsistent

-22- 4858-3062-6756\5 therewith in the filing of any Tax Returns or in the course of any audit by any Governmental Entity, Tax review or Tax proceeding relating to any Tax Returns. 2.12 Non-Assignment; Consents. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to, and Seller shall not be required to, sell, assign, transfer or convey, directly or indirectly, any Purchased Asset or any claim or right arising under or resulting from such Purchased Asset if any sale, assignment, transfer or conveyance thereof (or any attempt to do any of the foregoing) would be prohibited by Law or would, without the approval, authorization or consent of, filing with, notification to, or granting or issuance of any license, order, waiver or Permit by, any third party or Governmental Entity (i) constitute a breach or other contravention thereof or (ii) be ineffective, void or voidable (collectively, “Approvals” and such Purchased Assets, collectively, the “Non-Assignable Assets”), unless and until such Approval is obtained, it being understood that the Parties’ obligations to effect the Transaction and the other transactions contemplated by this Agreement, including Purchaser’s obligation to pay the full Purchase Price at the Closing, are not conditioned upon the receipt of such Approvals, other than the Antitrust Approvals that are conditions to the Closing pursuant to Section 7.1. Notwithstanding the provisions of this Section 2.12(a), from and after the Closing, Purchaser shall be deemed to be the owner of all such Non-Assignable Assets for all applicable Tax purposes, except to the extent otherwise required by applicable Law. (b) The Parties shall use commercially reasonable efforts, prior to the Closing and for a period of six (6) months following the Closing, to obtain, or cause to be obtained, any Approval (other than Antitrust Approvals, which shall be governed by Section 2.12(b) (the “Non- Antitrust Approvals”)) required to sell, assign, transfer or convey any Non-Assignable Asset and to obtain the unconditional release of Seller and its Affiliates so that Purchaser and its Affiliates shall be solely responsible for the Assumed Liabilities. In connection with obtaining any Approval to sell, assign, transfer or convey any Non-Assignable Asset, Purchaser shall provide such security and assurances as to financial capability, resources and creditworthiness as may be required by any Governmental Entity or reasonably requested by any other Person whose consent or approval is required in connection with such Non-Antitrust Approval. If such Non-Antitrust Approval is not obtained prior to the Closing, from the Closing until the earliest of (x) such time as such Non- Antitrust Approval is obtained, (y) six (6) months following the Closing Date, and (z) with respect to a Business Contract, the earlier of the expiration of the term of such Business Contract in accordance with its current term or the execution of a replacement Contract by Purchaser or its Affiliate, Seller will cooperate with Purchaser in any arrangement reasonably acceptable to the Parties intended to provide Purchaser, to the fullest extent practicable, the claims, rights, benefits and burdens of any such Non-Assignable Assets. Notwithstanding anything herein to the contrary, as of and from and after the Closing, Purchaser shall be solely responsible for complying with the Transferred Permits (including all reporting obligations) and maintaining the Transferred Permits in full force and effect, and will assume all burdens of, and will promptly pay, perform or discharge when due any Liability (including any liability for Taxes or relating to the Transferred Permits) arising under or with respect to any such Non-Assignable Asset or Assumed Liability after the Closing Date, and indemnify and hold Seller and its Affiliates harmless in connection with the establishment of any such agency type or similar arrangement described above. When the requisite Non-Antitrust Approval is obtained, the applicable Purchased Asset will be deemed to have been

-23- 4858-3062-6756\5 automatically assigned and transferred to Purchaser on the terms set forth in this Agreement for no additional consideration and without the requirement of any further action by any Person, as of the Closing, except to the extent that the date of such Non-Antitrust Approval is deemed by applicable Law to have occurred on another date, in which case, as of such date. (c) Whether or not the Transaction is consummated, Purchaser shall be responsible for all fees and payments (including filing fees and legal and professional fees) to any third party or any Governmental Entity for any Approval, other than the fees of and payments to Seller’s legal and professional advisors. Notwithstanding anything herein to the contrary, neither Seller nor its Affiliates shall have any obligation under this Agreement or otherwise to pay any consent, approval or waiver “fee,” discount, rebate or any money or other consideration or offer or grant any accommodation to any Person or to initiate any claim or Action against any Person to obtain any Non-Antitrust Approval. Neither Seller nor its Affiliates shall be required to commence litigation against any customer, licensor or other Contract counterparty or take any action that would violate any of Seller’s or its Affiliate’s current policies or procedures or reasonably be expected to have an adverse effect on Seller’s or its Affiliates’ business relationships. (d) Neither Seller nor any of its Affiliates shall have any Liability whatsoever to Purchaser arising out of or relating to the failure to obtain any Approvals that may be required in connection with the Transaction and the other transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof. Purchaser acknowledges that no representation, warranty, covenant or agreement of Seller contained herein shall be breached or deemed breached solely as a result of (i) the failure to obtain any Approval, (ii) any such termination of a Contract or (iii) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Approval or any such termination. (e) Any applicable Shared Contract shall be assigned, transferred and conveyed to Purchaser (or split or novated and in connection therewith assigned, transferred and conveyed to Purchaser) only with respect to (and preserving the meaning of) those parts that are exclusively related to the Business, if so assignable, transferable or conveyable, or appropriately amended or relevant portions novated prior to, on or after the Closing, so that Purchaser shall be entitled to the rights and benefits of those parts of the applicable Shared Contract to the extent related to the Business and Purchaser shall assume all burdens thereof and the related portion of any Liabilities, and the provisions of Section 2.12(a) and Section 2.12(c) shall apply to such Shared Contract, mutatis mutandis. In furtherance of the foregoing, Purchaser will promptly pay, perform or discharge when due any Liability (including any liability for Taxes) arising thereunder or with respect thereto at any time (to the extent related to the Business) after the Closing, and hold Seller and its Affiliates harmless in connection with the establishment of any such agency type or similar arrangement described above. (f) From and after the Closing, for so long as Seller holds any Purchased Assets or is a party to any Shared Contracts and provide Purchaser any claims, rights and benefits of any such Purchased Asset or Shared Contracts pursuant to an arrangement described in Section 2.6(a), Section 2.6(b) or Section 2.12(e), Purchaser shall indemnify, defend and hold Seller and its Affiliates harmless from and against all Covered Losses incurred or asserted as a result of Seller’s or its Affiliate’s or their respective Affiliates’ post-Closing direct or indirect ownership,

-24- 4858-3062-6756\5 management or operation of any such Purchased Assets or Shared Contracts (to the extent related to the Business). (g) Without limiting any of the foregoing and the for the avoidance of doubt, the transfer or assignment to Purchaser of any Purchased Asset or any part of a Shared Contract that shall require a Non-Antitrust Approval as described above in this Section 2.12 shall be conditioned upon the receipt of such Non-Antitrust Approval ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in, or qualified by any matter set forth in, (a) the filings of JELD-WEN Holding, Inc. (“Seller Parent”) with the U.S. Securities and Exchange Commission (the “SEC”) filed prior to the date of this Agreement and after January 1, 2021 or (b) the Seller Disclosure Schedules (it being agreed that the disclosure of any matter in any section or subsection in the Seller Disclosure Schedules shall be deemed to be disclosed for all purposes of this Agreement as long as the relevance of such disclosure to the other Sections or sub-Sections of this Agreement is reasonably apparent), Seller hereby represents and warrants to Purchaser as follows (it being understood and agreed that notwithstanding any reference to the Business or otherwise, Seller shall not be deemed to be giving any representation or warranty with respect to any Excluded Assets or Retained Liabilities): 3.1 Organization, Standing and Power. Seller is duly organized, validly existing and in good standing (if applicable) under the Laws of its jurisdiction of organization, and has all necessary organizational power and authority to carry on the Business as presently conducted, except where the failure to be so organized, existing or in good standing (if applicable), or to have such power or authority would not reasonably be expected to have a Business Material Adverse Effect. 3.2 Authority; Execution and Delivery; Enforceability. Seller has all necessary power and authority to execute the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transaction and the other transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by Seller of the Transaction and the other transactions contemplated hereby have been duly authorized by all necessary corporate or other actions of Seller. Seller has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by the other Party, this Agreement will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in an Action in equity or at law) (collectively, the “Enforceability Exceptions”). Upon the execution and delivery by Seller of the other Transaction Documents to which it is or will be a party, and assuming the due authorization, execution and delivery thereof by the other parties thereto, such other Transaction Documents will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, subject to the Enforceability Exceptions.

-25- 4858-3062-6756\5 3.3 No Conflicts; Consents. The execution and delivery by Seller of this Agreement, and the execution and delivery by Seller of each other Transaction Document to which it is or will be a party, does not, and the consummation of the Transaction and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien (other than Permitted Liens) upon any of the Purchased Assets under, any provision of (a) the Organizational Documents of Seller;; (b) any Law applicable to the Purchased Assets or Assumed Liabilities; or (c) any Material Contract, except, in the case of clause (b) or (c), for any such items that would not reasonably be expected to have a Business Material Adverse Effect. No Approval of any Governmental Entity is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction and the other transactions contemplated hereby, other than (i) in respect of any applicable Law or other legal restraint designed to govern competition, trade regulation, foreign investment, or national security or defense matters or to prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”), (ii) any applicable requirements of the New York Stock Exchange (including of Seller Parent), (iii) those that may be required by reason of Purchaser’s (as opposed to any third party’s) participation in the Transaction and the other transactions contemplated hereby and by the other Transaction Documents and (iv) those that, if not obtained, made or given, would not reasonably be expected to have a Business Material Adverse Effect. 3.4 Actions. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Seller, threatened in writing against Seller with respect to the Business that would reasonably be expected to have a Business Material Adverse Effect. 3.5 Absence of Business Material Adverse Effect. Since December 31, 2023, there has not occurred any event, change, or development that would reasonably be expected to have a Business Material Adverse Effect. 3.6 Unaudited Financial Information. Section 3.6 of the Seller Disclosure Schedules sets forth a copy of certain unaudited financial information of the Business (the “Unaudited Financial Information”). The Unaudited Financial Information has been prepared in good faith from the books and records available to Seller and accurately and fairly represents the financial performance and condition of the Business as of the dates and for the periods set forth therein. Notwithstanding anything herein to the contrary, it is understood and agreed that the Unaudited Financial Information has not been prepared in accordance with U.S. generally accepted accounting principles, does not include certain items such as taxes and interest and is qualified by the fact that the Business has not operated as a separate stand-alone business or entity, and therefore the Unaudited Financial Information, which was prepared solely for purposes of this Agreement, does not include all of the shared services, overhead and other costs necessary for the Business to operate as a separate stand-alone business or entity. There are no Liabilities with respect to the Business except (a) those which are adequately reflected or reserved against in the balance sheet included in the Unaudited Financial Information and (b) those which have been incurred in the Ordinary Course of Business consistent with past practice since the date of such balance sheet and (c) which would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

-26- 4858-3062-6756\5 3.7 Title. Seller has good and valid title to (or a valid leasehold interest in or license to) all of the tangible Purchased Assets, free and clear of any Liens, other than Permitted Liens. On the Closing Date, the Purchased Assets will, taking into account all Transaction Agreements (and the rights and services to be performed thereunder) (i) be sufficient in all material respects for the continued operation of the Business immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing and (ii) constitute all of the rights, property, and assets necessary in all material respects to conduct the Business as conducted immediately prior to the Closing; provided, however, that nothing in this Section 3.7 shall be deemed to constitute a representation or warranty as to (i) the adequacy of the amounts of cash or working capital (or the availability of the same), or (ii) any infringement or misappropriation of Intellectual Property Rights, which matters are addressed exclusively in Section 3.8. None of the Excluded Assets are material to the Business. 3.8 Intellectual Property. (a) Section 3.8(a) of the Seller Disclosure Schedules sets forth a list of and identifies, as of the date of this Agreement, each item of Transferred Intellectual Property owned by Seller that is Registered Intellectual Property (the “Transferred Registered Intellectual Property”). (b) Seller owns, or otherwise has the right to transfer to Purchaser or its Affiliates under the terms of this Agreement, all Transferred Intellectual Property free and clear of all Liens, other than Permitted Liens. (c) Except as would not reasonably be expected to have a Business Material Adverse Effect: (i) none of the Transferred Intellectual Property is subject to any Order adversely affecting the use thereof or rights thereto by Seller; (ii) there is no opposition or cancellation Action pending against Seller concerning the ownership, validity or enforceability of any Transferred Registered Intellectual Property (other than ordinary course Actions related to the application for any item of Transferred Registered Intellectual Property); (iii) to the Knowledge of Seller, none of the Transferred Registered Intellectual Property is invalid or unenforceable; and (iv) since December 31, 2023, Seller has not initiated any Action against, or put any third party on written notice, claiming the infringement or misappropriation, or other violation, of any Transferred Intellectual Property. (d) Except as would not reasonably be expected to have a Business Material Adverse Effect, (i) to the Knowledge of Seller, the operation of the Business as currently conducted does not infringe the Intellectual Property Rights of any third Person, and (ii) since December 31, 2023, Seller has not have received any written notice alleging that any of the Business operations infringe on any Intellectual Property Rights of any third Person. (e) Seller has taken commercially reasonable steps to protect and maintain any Trade Secrets that are material to the conduct of the Business and included in the Transferred Intellectual Property, and to the Knowledge of Seller, there are no material unauthorized uses or disclosures of any such Trade Secrets.

-27- 4858-3062-6756\5 (f) (i) to the Knowledge of Seller, the conduct of the Business as currently conducted is in compliance with all Data Security Requirements in all material respects; (ii) to the Knowledge of Seller there have not been any material incidents of data security breaches, material unauthorized access or use of any of the information technology systems of the Business, or material unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any personal data collected or processed by the Business; and (iii) since December 31, 2023, Seller has not received any notices alleging material breach of Data Security Requirements. As used herein, “Data Security Requirements” means all Laws applicable to the Business and the published privacy policies, in each case to the extent relating to data treatment (including the access, collection, storage, transfer and use of data) or otherwise relating to privacy, data security, or data security breach notification requirements. (g) Notwithstanding any other representation or warranty contained in this Agreement, the representations and warranties contained in this Section 3.8 constitute the sole representations and warranties of Seller relating to Intellectual Property Rights. 3.9 Real Property. (a) Section 3.9(a) of the Seller Disclosure Schedules sets forth the address or description of the Transferred Owned Real Property. Seller has good and marketable fee simple title to the Transferred Owned Real Property, free and clear of all Liens (other than Permitted Liens), except where the failure to have such title would not reasonably be expected to have a Business Material Adverse Effect. (b) Section 3.9(b) of the Seller Disclosure Schedules sets forth a list of the Transferred Owned Real Property Leases as of the date hereof, including the date and names of the parties to such Transferred Owned Real Property Lease. Seller has (or, at the Closing, will have) valid and subsisting title to the leasehold estate (as lessee or sublessee) in each Transferred Owned Real Property Lease, in each case free and clear of all Liens (other than Permitted Liens), except where the failure to have such title would not reasonably be expected to have a Business Material Adverse Effect. 3.10 Material Contracts. (a) Section 3.10 of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of all of the Contracts (other than Seller Benefit Plans, purchase orders and invoices) (x) to which Seller is a party and (y) that is a Purchased Asset (in whole or in part), (collectively, the “Material Contracts”), organized into the following categories: (i) Contracts pursuant to which the Business has recognized revenue or made expenditures in excess of $5,000,000 during the twelve (12)-month period ending on December 31, 2023 (other than Contracts terminable for convenience by the counterparty upon thirty (30), sixty (60) or ninety (90) days’ prior notice); (ii) any Transferred Owned Real Property Lease; (iii) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) under which, after

-28- 4858-3062-6756\5 the Closing, the Business will have a continuing material obligation with respect to an “earn out,” contingent purchase price, or similar contingent payment obligation; (iv) any joint venture, partnership or other similar agreement involving co-investment between the Business with a third party; (v) any material Contract that includes a license to Intellectual Property Rights, other than (i) nonexclusive licenses granted to third parties in the Ordinary Course of Business, and (ii) licenses, including “shrink wrap,” or “click through” licenses, to commercially available Software or Technology used in the general operation of the Business; (vi) any Contract that contains a provision requiring the Business after the Closing to purchase or obtain products or services from any third party on an exclusive basis; and (vii) any Contract containing covenants that would restrict or limit in any material respect the ability of the Business after the Closing to compete in any business or with any Person or in any geographic area. (b) As of the date hereof, each Material Contract is in full force and effect and is valid, binding and enforceable against Seller and, to the Knowledge of Seller, the other parties thereto, in accordance with its terms, in each case, subject to the Enforceability Exceptions, except as would not reasonably be expected to have a Business Material Adverse Effect. As of the date hereof, neither Seller nor, to the Knowledge of Seller, any other party to a Material Contract is in breach or violation of, or default under, any Material Contract and no event has occurred that with notice or lapse of time or both would constitute a breach or default (whether by lapse of time or notice or both) of any Material Contract, except as would not reasonably be expected to have a Business Material Adverse Effect. 3.11 Compliance with Applicable Laws; Permits. (a) Except for violations that would not reasonably be expected to have a Business Material Adverse Effect, Seller is not in violation of any Law applicable to the conduct of the Business as of the date of this Agreement. (b) Seller holds all Permits required for the conduct of the Business as presently conducted, other than any such Permits the absence of which would not reasonably be expected to have a Business Material Adverse Effect. Seller is in compliance with the terms of such Permits as of the date of this Agreement, except as would not reasonably be expected to have a Business Material Adverse Effect. (c) This Section 3.11 does not relate to matters with respect to Intellectual Property Rights, Environmental Matters, Taxes or Seller Benefit Plans, such items being exclusively governed by Section 3.8, Section 3.12, Section 3.13 and Section 3.14, respectively.

-29- 4858-3062-6756\5 3.12 Environmental Matters. (a) Except for violations that would not reasonably be expected to have a Business Material Adverse Effect, Seller is not in violation of any Environmental Laws applicable to the conduct of the Business as of the date of this Agreement. (b) Seller holds all Permits required under Environmental Law for the conduct of the Business as presently conducted (“Environmental Permits”), other than any such Environmental Permits the absence of which would not reasonably be expected to have a Business Material Adverse Effect. Seller is in compliance with the terms of such Environmental Permits as of the date of this Agreement, except as would not reasonably be expected to have a Business Material Adverse Effect. (c) Seller has not received any currently unresolved written notice alleging that Seller is not in compliance with, or has any liability under, any Environmental Law, except for such noncompliance or liability that would not reasonably be expected to have a Business Material Adverse Effect. (d) To the Knowledge of Seller, there has not been any release of Hazardous Materials at the Transferred Owned Real Property in violation of Environmental Laws, except as would not reasonably be expected to have a Business Material Adverse Effect. (e) The representations and warranties contained in this Section 3.12 constitute the sole representations and warranties of Seller with respect to environmental matters, including any arising under Environmental Laws or relating to Hazardous Materials. 3.13 Taxes. Except as would not reasonably be expected to have a Business Material Adverse Effect: (a) all Taxes due and payable (other than Taxes that are being contested in good faith by appropriate Actions) and all Tax Returns required to be filed, in each case, with respect to any of the Purchased Assets or the Business have been paid or filed (including extensions), except to the extent the nonpayment of such Taxes or nonfiling of such Tax Returns would not result in a Lien for Taxes on any of the Purchased Assets and would not result in Purchaser becoming liable or responsible therefor as a result of the Transaction; (b) there are no Liens for Taxes upon any of the Purchased Assets other than Permitted Liens; and (c) except as set forth on Section 3.13(c) of the Seller Disclosure Schedules, neither Seller nor its Affiliates are currently engaged in any audit, examination or investigation by any Taxing Authority for which Seller or its Affiliates expect a Tax assessment in respect of the Purchased Assets and that could result in a Lien for Taxes on any of the Purchased Assets or could result in Purchaser becoming liable or responsible therefor as a result of the Transaction. Any other representation or warranty contained in this Agreement notwithstanding, the representations and warranties contained in Section 3.14 (to the extent related to Taxes) and this Section 3.13 constitute the sole representations and warranties of Seller relating to Taxes.

-30- 4858-3062-6756\5 3.14 Labor Relations; Employees and Employee Benefit Plans. (a) Section 3.14(a)(i) of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, a list of each material Seller Benefit Plan. Seller has made available to Purchaser copies of each such material Seller Benefit Plan (or a summary of the material terms thereof). (b) Except as would not reasonably be expected to have a Business Material Adverse Effect, each Seller Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or can rely on a favorable opinion or advisory letter as to its qualification. (c) Except as would not reasonably be expected to have a Business Material Adverse Effect, no Seller Benefit Plan is subject to Title IV of ERISA or provides post- employment health benefits to any Business Employee other than as required by Section 4980B of the Code or any similar state or foreign law. (d) Seller does not contribute to nor is Seller required to contribute to a Multiemployer Plan with respect to Business Employees. (e) With respect to the Business Employees, Seller and its Subsidiaries are not party to any collective bargaining agreement or works council agreement or other agreement with any similar employee representative body. Since December 31, 2023, there have been no strikes or lockouts involving Business Employees, except for such strikes or lockouts the existence of which would not reasonably be expected to have a Business Material Adverse Effect. (f) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, with respect to the Business Employees, Seller is in compliance with all Laws relating to employment or labor, including, without limitation, the classification of service providers and withholding of Taxes. (g) Any other representation or warranty contained in this Article III notwithstanding, the representations and warranties contained in this Section 3.14 constitute the sole representations and warranties of Seller relating to employees and Seller Benefit Plans. 3.15 Brokers. No broker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Subsidiaries for which Purchaser or any of its Affiliates would have any Liability. 3.16 Acknowledgment of No Other Representations or Warranties. Seller expressly agrees and acknowledges, on behalf of itself and its Subsidiaries, that none of Purchaser or any of its Representatives has made or makes any representation or warranty, express or implied, as to any information provided or made available to Seller or its Representatives in connection with the Transaction, except as expressly set forth in Article IV.

-31- 4858-3062-6756\5 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Except as set forth in, or qualified by any matter set forth in, the Purchaser Disclosure Schedules (it being agreed that the disclosure of any matter in any section or subsection in the Purchaser Disclosure Schedules shall be deemed to be disclosed for all purposes of this Agreement as long as the relevance of such disclosure to the other Sections or sub-Sections of this Agreement is reasonably apparent), Purchaser hereby represents and warrants to Seller as follows: 4.1 Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all necessary organizational power and authority to carry on its business as presently conducted, except where the failure to be so organized or in good standing, or to have such power and authority would not reasonably be expected to impair or materially delay the ability of Purchaser to perform its obligations under this Agreement, the other Transaction Documents or to consummate the Transaction and the other transactions contemplated hereby or thereby (any such impairment or delay, a “Purchaser Material Adverse Effect”). 4.2 Authority; Execution and Delivery; Enforceability. Purchaser has all necessary power and authority to execute the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transaction and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Transaction and the other transactions contemplated hereby have been duly authorized by all necessary corporate or other action of Purchaser. Purchaser has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Seller, this Agreement will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. Upon the execution and delivery by Purchaser of the other Transaction Documents to which it is or will be a party, and assuming the due authorization, execution and delivery thereof by the other parties thereto, such other Transaction Documents will constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the Enforceability Exceptions. 4.3 No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement, and the execution and delivery by Purchaser of each other Transaction Document to which it is or will be a party, does not, and the consummation by Purchaser of the Transaction and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser or any of its Subsidiaries under, any provision of (a) the Organizational Documents of Purchaser; (b) any Law applicable to Purchaser or its Subsidiaries, or the properties or assets of Purchaser or its Subsidiaries; or (c) any material Contract applicable to Purchaser or its Subsidiaries, except, in the case of clause (b) or (c), for any such items that would not reasonably be expected to have a Purchaser Material Adverse Effect. No Approval of any Governmental Entity is required to be obtained or made by or with respect to Purchaser or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction and the other transactions contemplated

-32- 4858-3062-6756\5 hereby, other than (i) in respect of Antitrust Laws and (ii) those that, if not obtained, made or given, would not reasonably be expected to have a Purchaser Material Adverse Effect. 4.4 Investigation. Purchaser has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of the Transaction and the other transactions contemplated by this Agreement. Purchaser confirms that Seller has made available to Purchaser and its Representatives the full opportunity to ask questions of the officers and management of Seller and the Business, as well as access to the documents, information and records of or with respect to the Purchased Assets, the Assumed Liabilities and the Business and to acquire additional information about the business and financial condition of the Business, and Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Purchased Assets, the Assumed Liabilities and the Business. 4.5 Financial Ability to Perform. Purchaser will have funds immediately available to it immediately prior to and at the Closing, in each case sufficient to enable Purchaser to perform all of its obligations hereunder, including delivering the Purchase Price to Seller and assuming the Assumed Liabilities, as and when contemplated by this Agreement and to perform all of the obligations under the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, Purchaser acknowledges and agrees that its obligations to effect the Transaction or the other transactions contemplated by this Agreement are not conditioned upon the availability to Purchaser or any of its Affiliates, of any debt, equity or other financing in any amount whatsoever. 4.6 Actions. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Affiliates that would reasonably be expected to have a Purchaser Material Adverse Effect. 4.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates for which Seller or any of its Affiliates would have any Liability. 4.8 Solvency. Immediately after giving effect to the consummation of the Transaction, Purchaser and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 4.8, “Solvent” shall mean, with respect to Purchaser and its Subsidiaries, taken as a whole, that (i) the fair saleable value (determined on a going concern basis) of the assets of Purchaser and its Subsidiaries, taken as a whole, shall be greater than the total amount of the Liabilities (including all Liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed) of Purchaser and its Subsidiaries, taken as a whole; (ii) Purchaser and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due; and (iii) Purchaser and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are engaging or are about to engage. 4.9 Acknowledgment of No Other Representations or Warranties. Purchaser expressly agrees and acknowledges, on behalf of itself and its Affiliates, that (a) neither Seller nor any of its

-33- 4858-3062-6756\5 Representatives has made or makes any representation or warranty, express or implied, as to the Purchased Assets, the Assumed Liabilities, the Business (or its financial condition or results of operations) or the accuracy or completeness of any information regarding the Purchased Assets, the Assumed Liabilities or the Business furnished or made available to Purchaser or its Representatives, except as expressly set forth in Article III; (b) neither Seller nor any of its Representatives has made or makes any representation or warranty, express or implied, as to the Excluded Assets and Retained Liabilities; (c) without limiting the generality of the foregoing clauses (a) and (b), neither Seller nor any of its Representatives has made or makes any representation or warranty with respect to any projections, forecasts, plans, prospects, estimates, budgets or other information regarding future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Purchased Assets, the Assumed Liabilities or the Business or any other future business, operations or affairs of the Business; (d) Purchaser has not relied on any representation or warranty or other information described in this Section 4.9 in determining to enter into this Agreement or otherwise; and (e) neither Seller nor any of its Affiliates shall have, or be subject to, any Liability to Purchaser or any of its Representatives resulting from the distribution to Purchaser or its Representatives, or Purchaser’s or its Representatives’ use of, any such information, including any information, documents or material made available to Purchaser or its Representatives in any “data rooms,” management presentations or in any other form in expectation or negotiation of this Agreement, the Transaction and the other transactions contemplated hereby. ARTICLE V COVENANTS 5.1 Efforts. (a) From and after the date hereof, Purchaser and Seller shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective in the most expeditious manner possible (and, in any event, prior to the Outside Date) the Transaction and the other transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transaction and the other transactions contemplated by this Agreement as soon as practicable and advisable and (ii) the execution and delivery of any additional instruments necessary to consummate the Transaction and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. Without limiting the foregoing, Purchaser and Seller shall take, or cause to be taken, all actions necessary to obtain (and shall cooperate with each other in obtaining) any Antitrust Approvals (which actions shall include furnishing all information required in connection with such Antitrust Approvals) required to be obtained to satisfy the conditions set forth in Section 7.1(a) (if the injunction, restraint or other Order relates to any Antitrust Law) and to consummate the Transaction and the other transactions contemplated by this Agreement. Additionally, and without limiting the specific other obligations of the Parties set forth in this Agreement, each of Purchaser and Seller shall use its reasonable best efforts to fulfill all conditions precedent to this Agreement and shall not take, or permit any of its Affiliates to take, any action after the date of this Agreement that would reasonably be expected to prevent, impair or materially delay the Closing.

-34- 4858-3062-6756\5 (b) Prior to the Closing, Purchaser and Seller shall each keep the other apprised of the status of matters relating to the completion of the Transaction and the other transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required Antitrust Approvals. In that regard, prior to the Closing, subject to the Confidentiality Agreement and Section 5.3, each Party shall promptly consult with the other Party to provide any necessary information with respect to all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement, the Transaction and the other transactions contemplated by this Agreement. Subject to the Confidentiality Agreement and Section 5.3, each Party shall promptly inform the other Party and, if in writing, furnish the other Party with copies of (or, in the case of material oral communications, advise the other Party orally of) any correspondence, filings and communications between it and any Governmental Entity regarding this Agreement and the Transaction or the other transactions contemplated by this Agreement, and both (i) furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Entity, and (ii) permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written (or any material oral) communication with any such Governmental Entity. Purchaser and its Representatives shall not participate in any meeting (whether in person or via video or telephone conference) with any Governmental Entity in connection with this Agreement and the Transaction or the other transactions contemplated by this Agreement (or make oral submissions at meetings or in telephone or other conversations) unless Purchaser consults with Seller in advance and, to the extent not prohibited by such Governmental Entity, gives Seller and its Representatives the opportunity to attend and participate thereat. Purchaser and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.1(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside legal counsel and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. Materials provided pursuant to this Section 5.1(b) may be redacted (i) to remove references concerning the valuation of or future plans for the Business, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns. Notwithstanding anything herein to the contrary, neither Purchaser nor Seller, without the other Party’s prior written consent, shall (i) enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of the waiting period applicable to the Transaction or the other transactions contemplated by this Agreement under the HSR Act or any Antitrust Laws or (ii) enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the Parties to delay completion of the Transaction or the other transactions contemplated hereby, notwithstanding whether such delayed date is on or prior to the Outside Date (or that would otherwise prevent or prohibit the Parties from completing the Transaction or the other transactions contemplated by this Agreement on or prior to the Outside Date). (c) Purchaser shall use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transaction and the other transactions contemplated hereby,

-35- 4858-3062-6756\5 including taking all action as may be necessary to resolve such objections, if any, as any Governmental Entity or any other Person may assert under any Antitrust Law with respect to the transactions contemplated hereby or in respect of any Antitrust Approvals, so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date), including (i) offering to, or agreeing to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing, any assets, licenses, operations, rights, product lines, businesses or interests included in the Purchased Assets or of Purchaser or any of its Affiliates (or consent to any sale, divestiture, lease, license, transfer, disposition or other encumbering by Seller of any assets, licenses, operations, rights, product lines, businesses or interests included in the Purchased Assets or to any agreement by Seller to take any of the foregoing actions), and (ii) agreeing to make any changes (including through a licensing arrangement) or restriction on, or other impairment of Purchaser’s or any of its Affiliates’ ability to own or operate, any Purchased Assets or any assets, licenses, product lines, businesses or interests therein of Purchaser or any of its Affiliates, or make any changes to, or restriction on, or other impairment on Purchaser’s or any of its Affiliates’ ability to vote, transfer, receive dividends, or otherwise exercise full ownership rights with respect to ownership interests in the Purchased Assets or any assets of Purchaser or any of its Affiliates. (d) Purchaser agrees to provide such security and assurances as to financial capability, resources and creditworthiness as may be required by any Governmental Entity or reasonably requested by any other Person in connection with the Transaction and the other transactions contemplated hereby. Whether or not the Transaction is consummated, Purchaser shall be responsible for all fees and payments (including filing fees and legal and professional fees) to any third party or any Governmental Entity in order to obtain any Approvals, including the Antitrust Approvals, other than the fees of and payments to Seller’s legal and professional advisors. 5.2 Covenants Relating to Conduct of Business. (a) Except (w) as set forth in Section 5.2(a) of the Seller Disclosure Schedules, (x) as required by applicable Law, (y) as otherwise contemplated or required by the terms of this Agreement or (y) as consented to by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Closing or, if earlier, the termination of this Agreement, Seller shall use commercially reasonable efforts to conduct the Business (solely as it relates to the Purchased Assets and Assumed Liabilities) in all material respects in the Ordinary Course of Business; provided that no action by Seller or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this Section 5.2(a). (b) Except (w) as set forth in Section 5.2(b) of the Seller Disclosure Schedules, (x) as required by applicable Law, (y) as otherwise contemplated or required by the terms of this Agreement or (y) as consented to by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), solely with respect to the Business (solely as it relates to the Purchased Assets and Assumed Liabilities), from the date of this Agreement to the Closing or, if earlier, the termination of this Agreement, Seller shall not do any of the following:

-36- 4858-3062-6756\5 (i) except (w) as may be required under any Seller Benefit Plan or Contract, (x) in the Ordinary Course of Business, (y) in connection with any action that applies uniformly to Business Employees and other similarly situated employees of Seller or its Subsidiaries or (z) for any commitment for which Seller is solely obligated to pay, (A) grant to any Business Employee with annual compensation in excess of $250,000 any material increase in compensation or benefits or (B) adopt or materially amend any material Seller Benefit Plan; (ii) (x) terminate any Business Employee with a base salary in excess of $125,000, other than in the Ordinary Course of Business and terminations for cause, or (y) hire any individual who would be a Business Employee with a base salary in excess of $125,000; (iii) abandon, dispose of or terminate any ownership rights to any material Transferred Intellectual Property or otherwise permit any of its rights to any such Transferred Intellectual Property to lapse (other than in the Ordinary Course of Business); (iv) (A) amend in a way that is materially adverse to the Business, voluntarily terminate or cancel any Material Contract (other than any non-renewal or expiration of such Material Contract according to such Material Contract’s terms) or (B) enter into any Contract that, if in effect on the date hereof, would have been a Material Contract, in each case, other than in the Ordinary Course of Business; (v) other than in the Ordinary Course of Business, sell, lease, exclusively license, transfer or otherwise dispose of or encumber any Purchased Assets, or grant or otherwise create or consent to the creation of any Liens on any Purchased Assets, other than Permitted Liens; (vi) other than in the Ordinary Course of Business, enter into any material financing or guarantee arrangement, agreement or undertaking with any customer of the Business or any financial institution that permits recourse to Purchaser or any of its Subsidiaries that would constitute an Assumed Liability; (vii) adopt or modify any severance policies with respect to any Business Employees or enter into, amend, or otherwise modify any Retention Agreements; or (viii) authorize any of, or commit or agree to take, whether in writing or otherwise, the foregoing actions. (c) Purchaser covenants and agrees that, from the date of this Agreement to the Closing or, if earlier, the termination of this Agreement, except (x) as otherwise contemplated or required by this Agreement, (y) as required by Law or (z) as otherwise consented to by Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Affiliates not to, do any of the following: (i) acquire or agree to acquire, by merger, consolidation, stock or asset purchase or otherwise, any business or corporation, partnership or other business organization or division thereof, or dissolve, merge or consolidate with any other Person,

-37- 4858-3062-6756\5 if such transaction would reasonably be expected to prevent, delay or impede the consummation of the Transaction or any other transaction contemplated by any Transaction Document; (ii) take any other action that would reasonably be expected to cause any of the conditions precedent to the Transaction or the other transactions contemplated hereby to fail to be satisfied or prevent, delay or impede the consummation of the Transaction or any other transactions contemplated hereby or the other Transaction Documents; or (iii) authorize any of, or commit or agree to take, whether in writing or otherwise, the foregoing actions. 5.3 Confidentiality. (a) Purchaser acknowledges that the information being provided to it in connection with the Transaction and the other transactions contemplated hereby is subject to the terms of that certain nondisclosure agreement described on Section 5.3 of the Seller Disclosure Schedules (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference in their entirety and shall survive the Closing; provided that actions taken by the Parties to the extent necessary in order to comply with their respective obligations under Section 5.1 shall not be deemed to be in violation of this Section 5.3 or the Confidentiality Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information to the extent related to the Purchased Assets and the Assumed Liabilities; provided that Purchaser acknowledges that its other obligations thereunder shall continue to remain subject to the terms and conditions of the Confidentiality Agreement. (b) For five (5) years after the Closing, unless Purchaser has otherwise consented, Seller shall, and shall cause its Subsidiaries to, retain in confidence any confidential information to the extent related to the Purchased Assets or the Assumed Liabilities, and shall not disclose such confidential information to any other Person; provided that the foregoing restrictions shall not apply to any information (i) that is or becomes generally available to the public other than as a result of disclosure in violation of this Section 5.3(b); (ii) that is required to be disclosed by applicable Law or to a Governmental Entity, including the rules and regulations of any national securities exchange or national securities quotation system, or otherwise required or requested in connection with a compliance or regulatory activity or pursuant to a court order, subpoena, administrative, legal or judicial process or order or civil investigative demand; (iii) that Seller or any of its Affiliates receives after the Closing from a source that is not, to the Knowledge of Seller, under any obligation of confidentiality to Purchaser or its Affiliates with respect to such information; or (iv) that is independently developed by or on behalf of Seller or any of its Affiliates without reference to or use of such confidential information. The foregoing shall not (i) prohibit Seller or its Affiliates from disclosing such confidential information for the purpose of complying with the terms of, or performing under, the Amended Final Judgment, the May 2022 Memorandum Order or any of the Transaction Documents or the other agreements related thereto or (ii) limit any of the rights granted to Seller or its Affiliates under the Transaction Documents. Furthermore, the provisions of this Section 5.3(b) will not prohibit any retention of copies of records or any disclosure as may be necessary or appropriate in the Ordinary Course of Business of the Retained

-38- 4858-3062-6756\5 Business or to comply with applicable Law or in connection with the preparation and filing of financial statements with a Governmental Entity (including the SEC) or Tax Returns of Seller or its Affiliates or in connection with the enforcement of any right or remedy relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby. 5.4 Access to Information. (a) During the period after the date of this Agreement prior to Closing, Seller shall afford to Purchaser reasonable access, upon reasonable notice to Seller during normal business hours, consistent with applicable Law and under the supervision of the personnel of Seller or its Subsidiaries and in accordance with the procedures established by Seller, to the properties, books, Contracts, records and personnel of Seller and its Subsidiaries to the extent related to the Purchased Assets and the Assumed Liabilities in each case, as is reasonably requested in writing by Purchaser or its Representatives for purposes of preparing for and implementing the Closing; provided that such access shall not include any environmental, invasive or subsurface sampling, testing, analysis or investigation and (i) neither Seller nor any of its Affiliates shall be required to violate the Amended Final Judgment, the May 2022 Memorandum Order or any obligation of confidentiality to which it or any of its Affiliates may be subject in discharging their obligations pursuant to this Section 5.4; (ii) neither Seller nor any of its Affiliates shall be required to provide such access or information as would reasonably be expected to result in the loss or waiver of the attorney-client or any other applicable privilege or protection (provided that Seller and its Affiliates shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of such privilege or protection); (iii) neither Seller nor any of its Affiliates shall be required to provide such access or information as would reasonably be expected to have competitive harm to the Business prior to the Closing (provided that Seller and its Affiliates shall use their reasonable best efforts to enter into such other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in such competitive harm); (iv) Seller shall make available, or cause its Subsidiaries to make available, Business Employee personnel files only after the Closing Date and solely to the extent permitted by applicable Law; and (v) such access may be limited by Seller or its Affiliates in response to COVID-19 to protect the health and safety of Seller’s or its Affiliates’ Representatives. (b) Purchaser agrees that any investigation undertaken pursuant to the access granted under Section 5.4(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of Seller and its Affiliates or the Business, and none of Purchaser or any of its Representatives shall communicate with any of the employees, customers, suppliers, financing sources, lenders and other business relations of the Business (or Seller or its Affiliates) (other than in the Ordinary Course of Business and unrelated to the transactions contemplated by this Agreement and the other Transaction Documents) without the prior written consent of Seller. (c) From and after the Closing, Purchaser shall, and shall cause its Affiliates to, afford Seller and its Representatives, during normal business hours, upon reasonable notice, access to the properties, employees, Business Books and Records and employees of the Business and/or Purchaser and its Affiliates to the extent that such access may be reasonably requested by Seller, including in connection with financial statements, Taxes, any potential Action or investigation by or before a Governmental Entity, the SEC or other Governmental Entity reporting obligations,

-39- 4858-3062-6756\5 ordinary course operations of the Retained Business and compliance with the Transaction Documents or applicable Law (including, for greater certainty, the Amended Final Judgment and the May 2022 Memorandum Order); provided that nothing in this Agreement shall limit any of Seller’s or any of its Affiliates’ rights of discovery; provided further, that any access under this Section 5.4(c) must comply with applicable Law, including antitrust Laws, and Purchaser and Seller shall implement commercially reasonable measures to prevent the sharing of any information under this Section 5.4(c) that would result in a violation of antitrust Laws. (d) Purchaser agrees to hold all the Business Books and Records existing on the Closing Date and not to destroy or dispose of any such Business Books and Records for a period of seven (7) years from the Closing Date or such longer time as may be required by Law and thereafter, if Purchaser desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Seller. 5.5 Publicity. Neither of the Parties nor any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without the prior written consent of the other Party, in each case, except as may be required by applicable Law (including, for greater certainty, the Amended Final Judgment and the May 2022 Memorandum Order), court process or the rules and regulations of any national securities exchange or national securities quotation system, it being understood and agreed that each Party shall, to the extent reasonably practicable, confer with the other Party concerning the timing and content of such press release or public announcement before the same is made. 5.6 Employee Matters. (a) Communications by Purchaser. From and after the date of this Agreement until the Closing Date, Purchaser shall consult with Seller and obtain Seller’s approval and consent before making any written or oral communications to any Business Employees, whether relating to employee benefits, post-Closing terms of employment or otherwise. (b) Transferred Business Employees. Prior to the Closing Date, Purchaser or one of its Affiliates shall make offers of employment to all of the Business Employees. Such offers of employment shall provide for job title, role, and cash compensation substantially similar to each such employee’s job title, role, and cash compensation with Seller immediately prior to the Closing (the “Offer Conditions”). Each Business Employee who accepts such offer of employment by Purchaser or one of its Affiliates pursuant to this Section 5.6 shall be referred to herein as a “Transferred Business Employee.” (c) Terms and Conditions of Employment. Effective as of the Closing and for a period of twelve (12) months thereafter, Purchaser shall provide, or shall cause its applicable Subsidiary to provide, to each Transferred Business Employee (i) a base salary or wage rate that is no less favorable than the base salary or wage rate as in effect for such Transferred Business Employee immediately prior to the completion of the transactions contemplated by this Agreement; (ii) total annual compensation (taking into account base salary or wage rate, target annual bonus opportunity and annual equity compensation opportunity (with the annual equity compensation opportunity measured based on the grant date value of such awards, with the grant

-40- 4858-3062-6756\5 date value determined by Purchaser on a basis consistent with how Purchaser determines grant date value for equity awards granted to similarly situated employees of Purchaser)) that is no less favorable, in the aggregate, than as in effect for such Transferred Business Employee immediately prior to the completion of the transactions contemplated by this Agreement; (iii) employee benefits that are no less favorable, in the aggregate, than as in effect for Transferred Business Employees immediately prior to the completion of the transactions contemplated by this Agreement; (iv) severance benefits that are no less favorable than the severance benefits as set forth on Section 5.6(c) of the Seller Disclosure Schedules; and (v) a work location that is within fifty (50) miles of such Transferred Business Employee’s work location immediately prior to the completion of the transactions contemplated by this Agreement. As of and after the Closing, Purchaser shall provide to each Transferred Business Employee full credit for all purposes under each employee benefit plan, policy or arrangement sponsored by Purchaser or any of its Affiliates for such Transferred Business Employee’s service prior to the Closing with Seller or any of its Subsidiaries (and any of their predecessors); provided that such service shall not be credited to the extent such credit would result in any duplication of benefits. (d) Health Coverage. Purchaser shall cause each Transferred Business Employee (and his or her eligible dependents) who is participating or is eligible to participate in group health or welfare benefits under a Seller Benefit Plan immediately prior to the Closing to participate on and after the Closing in a group health and/or welfare plan or plans maintained by Purchaser or any of its Affiliates that (i) comply with the provisions of Section 5.6(c); (ii) do not limit or exclude coverage on the basis of any preexisting condition, actively-at-work requirement, evidence of insurability, waiting period or other limitation or exclusion; and (iii) provide each Transferred Business Employee full credit under such plans for any deductible, co-insurance or co-payment already incurred by the Transferred Business Employee under any similar Seller Benefit Plan and for any other out-of-pocket expenses that count against any maximum out-of- pocket expense provision of the applicable benefit plan. (e) Severance. If (x) Purchaser fails to continue the employment or service of a Transferred Business Employee or (y) Purchaser fails to comply with the Offer Conditions with respect to the transfer of any Business Employee, then Purchaser shall, and shall cause its Affiliates to, reimburse and otherwise indemnify, defend and hold harmless Seller and its Affiliates for any severance or termination payments or benefits that Seller or any of its Affiliates pays or provides to any such Business Employee under applicable Law or under Seller’s applicable severance policies (including, for the avoidance of doubt, any severance payments or benefits payable pursuant to the Retention Agreements). Purchaser shall, or shall cause its Affiliates to, reimburse Seller for any amounts payable under this Section 5.6(e) as soon as practicable but in any event within thirty (30) days of receipt from Seller of appropriate verification, for all payments, costs and expenses actually paid by Seller. (f) Accrued Vacation, Sick Leave and Personal Time. Solely to the extent required by applicable Law, Seller shall pay each Transferred Business Employee all accrued but unused vacation, sick leave, personal time and paid time off for periods prior to the Closing Date as soon as administratively practicable following the Closing Date or as required by applicable Law. Purchaser shall promptly (and, in any event, within ten (10) Business Days following the later of the Closing Date and the date of the applicable payment) reimburse Seller for any payments made by Seller or its Subsidiaries to any Transferred Business Employees in respect of earned but

-41- 4858-3062-6756\5 unused vacation, sick leave and personal time paid to Transferred Business Employees in accordance with this Section 5.6(f). To the extent that applicable Law does not require Seller to pay any accrued but unused vacation, sick leave and personal time to any Transferred Business Employee in accordance with this Section 5.6(f), Purchaser shall recognize and assume all Liabilities with respect to such Transferred Business Employee’s accrued but unused vacation, sick leave and personal time. In addition, Purchaser shall allow Transferred Business Employees to take any vacation, sick leave and personal time that was scheduled prior to the Closing. (g) Seller Benefit Plans. As of the Closing Date, the Transferred Business Employees shall cease to be active participants in the Seller Benefit Plans. As of the Closing Date, Purchaser or one of its Affiliates shall have in effect for the benefit of Transferred Business Employees one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Purchaser 401(k) Plan”), which Purchaser 401(k) Plan shall allow each Transferred Business Employee to make a “direct rollover” of the account balances of such Transferred Business Employee (including promissory notes for any outstanding loans) under a 401(k) plan of Seller. (h) COBRA. Seller shall be responsible for providing continuation coverage under Section 4980B of the Code with respect to all Transferred Business Employees who experience a qualifying event prior to the Closing Date. Purchaser shall be responsible for providing continuation coverage under Section 4980B of the Code with respect to all Transferred Business Employees who experience a qualifying event on or after the Closing Date. (i) Annual Bonuses and Commissions. If the Closing occurs in 2024, each Transferred Business Employee who is eligible for a 2024 annual bonus under a Seller Benefit Plan shall receive an annual bonus payment equal to the amount of such annual bonus that accrued prior to the Closing Date, payable by Purchaser or one of its Affiliates within thirty (30) days of the Closing Date. If the Closing occurs in 2025, each Transferred Business Employee who is eligible for a (i) 2024 annual bonus under a Seller Benefit Plan shall receive an annual bonus payment equal to the amount of such annual bonus that was earned for 2024, to the extent not paid prior to the Closing Date, and/or (ii) 2025 annual bonus under a Seller Benefit Plan shall receive an annual bonus payment equal to the amount of such annual bonus that accrued prior to the Closing Date, in each case, payable by Purchaser or one of its Affiliates within thirty (30) days of the Closing Date. Each Transferred Business Employee who is eligible for a quarterly cash bonus or commission under a Seller Benefit Plan shall receive a payment equal to the amount of any accrued but unpaid cash bonus or commissions, as applicable, payable by Purchaser or one of its Affiliates within thirty (30) days of the Closing Date. (j) No Third-Party Beneficiaries. Without limiting the generality of Section 10.4, the provisions of this Section 5.6 are solely for the benefit of the Parties, and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Seller Benefit Plan or other employee benefit plan for any purpose. 5.7 Financial Obligations. At or prior to the Closing, Purchaser shall at its sole expense (a) arrange for substitute letters of credit, surety bonds, Purchaser guarantees and other obligations

-42- 4858-3062-6756\5 to replace the outstanding letters of credit, surety bonds, guarantees and other contractual obligations entered into by or on behalf of Seller or any of its Affiliates in connection with or relating to the Business (except to the extent relating to Excluded Assets or Retained Liabilities) (such arrangements, the “Guarantees”) or (b) assume all obligations under each Guarantee, and in the case of each of clauses (a) and (b), obtain from the creditor or other counterparty a full and irrevocable release of Seller and its Affiliates that are liable, directly or indirectly, for reimbursement to the creditor or fulfillment of other Liabilities to a counterparty in connection with the Guarantees. Purchaser further agrees that to the extent Seller or any of its Affiliates incurs any cost or expense, or is required to make any payment, in connection with such Guarantees on or after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates against, and reimburse Seller and such Affiliates for, any and all amounts paid, including costs or expenses in connection with such Guarantees, including Seller’s and any of its Affiliates’ expenses in maintaining such Guarantees, whether or not any such Guarantee is drawn upon or required to be performed, and shall in any event promptly, and in no event later than five (5) Business Days after written demand therefor from Seller, reimburse Seller and any of its Affiliates if any Guarantee is called upon and to the extent Seller or any of its Affiliates makes any payment or incurs any Liability in respect of any such Guarantee. In the event Purchaser does not comply with its obligations set forth in this Section 5.7 and, as a result, any Guarantees remain outstanding in the name of Seller or any of its Affiliates, at the request of Seller, Purchaser shall provide Seller or any of its Affiliates with letters of credit in an amount equal to Seller’s and any of its Affiliates’ entire potential Liability in respect of any such Guarantees. 5.8 Guaranty. The Guarantor, intending to be legally bound, hereby irrevocably, unconditionally, and absolutely guarantees as a primary obligor and not merely as a surety to Seller the full and punctual payment and performance by Purchaser of all of its obligations pursuant to this Agreement, including all of Purchaser’s payment obligations under this Agreement, including those obligations set forth in Article 1 (collectively, the “Guaranteed Obligations”), subject to all terms, conditions and limitations contained in this Agreement. The Guarantor acknowledges and agrees that the obligation of the Guarantor under this Section 5.8 is one of payment and performance, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Section 5.8, irrespective of whether any action is brought against Purchaser or whether Purchaser is joined in any such action or actions. The Guarantor further acknowledges and agrees that, subject to all terms, conditions and limitations contained in this Agreement, the obligations of the Guarantor under this Section 5.8 shall be unconditional and absolute and no release or extinguishments of Purchaser’s obligations or Liabilities, whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee; and the Liability of the Guarantor shall not be subject to any reduction, limitation, impairment, discharge, or termination for any other reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to any claim, defense, setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any Guaranteed Obligation or otherwise. The Guarantor hereby waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment, and any other notice hereunder (in each case, other than notices to Buyer or Guarantor, with a copy to its counsel, pursuant to this Agreement), (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Guaranteed Obligations, and any other notice with respect to the Guaranteed Obligations (in each case, other than notices to Purchaser or Guarantor, with a copy to its counsel, pursuant to this Agreement), (iii) any

-43- 4858-3062-6756\5 requirement that Seller exhaust any right or take any action against Purchaser or any other Person and (iv) any defense arising by any lack of capacity or authority of the Guarantor or Purchaser. Notwithstanding anything in this Section 5.8 to the contrary, (x) the Guarantor shall be entitled to assert as a defense to any claim for payment or performance of the Guaranteed Obligations that such Guaranteed Obligations have previously been paid or performed in full and any and all defenses to the Guaranteed Obligations that are available to Purchaser or other obligor of the Guaranteed Obligations and (y) Guarantor’s obligations pursuant to this Section 5.8 with respect to any Guaranteed Obligation shall not exceed any corresponding obligation of Purchaser under this Agreement. The foregoing guaranty shall remain in full force and effect until the date on which each Guaranteed Obligation has been completely performed or paid in full, as applicable. 5.9 Financing. Purchaser shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, advisable or proper to obtain funds sufficient to fund the Purchase Price and any other amounts payable by Purchaser hereunder or under any other Transaction Document or otherwise in connection with the transactions contemplated hereby and thereby (including the payment of all of Purchaser’s and its Affiliates’ costs and expenses incurred in the evaluation, negotiation and execution of the Transaction and the other transactions contemplated hereby), in each case, on or prior to the Closing Date. 5.10 Use of Names Following Closing. Purchaser and its Affiliates acknowledge and agree that Seller is the exclusive owner of the Seller Marks and that neither Purchaser nor any of its Affiliates is directly or indirectly purchasing, acquiring or otherwise obtaining any right, title or interest in or to the Seller Marks, except for the limited right to use Licensed Marks as expressly set forth in this Section 5.10. Purchaser shall not (and shall cause its Affiliates not to) seek to use or register in any jurisdiction any Seller Marks, or any other Mark that is confusingly similar to a Seller Mark, or to contest the use, ownership, validity or enforceability of any rights of Seller in or to any of the Seller Marks. (a) Except as otherwise provided in this Section 5.10, Purchaser and its Affiliates shall (i) cease and discontinue all uses of the Seller Marks immediately upon the Closing (and thereafter not use), (ii) not expressly, or by implication, do business as or represent themselves as or otherwise represent an association with Seller or an Affiliate of Seller and (iii) not represent that it has authority to bind Seller. (b) As promptly as practicable after the Closing Date, and in no event later than ninety (90) days after the Closing, Purchaser and its Affiliates shall destroy or exhaust all materials bearing the Seller Marks, including signage, advertising, promotional materials, packaging, inventory, electronic materials, collateral goods, business cards, website content, invoices, receipts, forms, product, training and service literature and materials and other materials (collectively, “Materials”) or shall alter any such Materials so as to remove the Seller Marks. (c) Seller hereby grants to Purchaser, for a ninety (90)-day period after the Closing, a limited, non-exclusive, non-transferable, non-assignable, non-sublicensable license to use the Licensed Marks on such Materials in connection with the Business in the same manner as such Licensed Marks and Materials were used in connection with the Business immediately prior to the Closing.

-44- 4858-3062-6756\5 (d) Purchaser, for itself and its Affiliates, agrees that (i) use of the Licensed Marks during the period authorized by this Section 5.10 shall not be for any materials or services (including new marketing or advertising materials or product, training or service literature) produced, created or developed after the Closing and (ii) the Materials and all services offered in connection therewith shall be of a level of quality equal to or greater than the quality of materials and services with respect to which the Business used the Licensed Marks immediately prior to the Closing and in accordance with any usage or branding guidelines provided by Seller. Purchaser shall not: (i) use the Licensed Marks in any manner that may damage, impair, or tarnish the reputation of Purchaser or its Affiliates or the goodwill associated with any Licensed Mark; or (ii) contest the validity of any of the Licensed Marks. (e) Any and all goodwill arising from the use of the Licensed Marks as described in this Section 5.10 shall inure to the sole benefit of Seller. 5.11 Insurance. At the Closing, Seller shall transfer to Purchaser the insurance policies listed on Section 5.11 of the Seller Disclosure Schedules (the “Transferred Insurance Policies”). Purchaser shall use reasonable efforts to cooperate with Seller in effectuating the transfer of the Transferred Insurance Policies. From and after the Closing Date, the Purchased Assets and the Assumed Liabilities, and the operations, liabilities and assets of the Business, shall cease to be insured by Seller’s or its Subsidiaries’ insurance policies or programs or by any of their current or historical self-insured programs (other than, for the avoidance of doubt, the Transferred Insurance Policies), and neither Purchaser nor its Affiliates shall have any access, right, title or interest to or in any such insurance policies, programs or self-insured programs (including to all claims and rights to make claims and all rights to proceeds or return premium) to cover the Purchased Assets, the Assumed Liabilities, or claims arising from or related to the operation of the Business. Seller may amend, effective as of the Closing, any insurance policies or ancillary agreements in the manner it deems appropriate to give effect to this Section 5.11. From and after the Closing, Purchaser shall be responsible for securing all insurance it considers appropriate for the Purchased Assets, the Assumed Liabilities and the operations, liabilities and assets of the Business. Purchaser further covenants and agrees not to seek to assert or to exercise any rights or claims of, or in respect of, the Purchased Assets, the Assumed Liabilities and the operations, liabilities and assets of the Business, under or in respect of any past or current insurance policy under which Seller or any of its Affiliates is a named insured. 5.12 Further Assurances; Misallocated Assets; Misdirected Payments. (a) From and after the Closing Date, each of the Parties shall, and shall cause its Affiliates to, promptly execute, acknowledge and deliver any additional documents, instruments or conveyances reasonably requested by a Party to further perfect or evidence the consummation of, or otherwise implement, the Transaction or the other transactions contemplated by this Agreement, or to aid in the preparation of any regulatory filings or financial statements; provided, however, that any such additional documents must be reasonably satisfactory to each of the Parties and must not impose upon any Party any Liability, risk, obligation, loss, cost or expense not contemplated by this Agreement. (b) Subject to Section 2.12, if, following the Closing, any right, property or asset that would constitute an Excluded Asset is found to have been transferred to Purchaser or its

-45- 4858-3062-6756\5 Affiliates in error, either directly or indirectly, Purchaser shall transfer, or shall cause its Affiliates to transfer, at no cost, such right, property or asset (and any related Liabilities that are Retained Liabilities) as soon as practicable to Seller. If, following the Closing, any right, property or asset that would constitute a Purchased Asset, is found to have been retained by Seller in error, either directly or indirectly, Seller shall transfer, at no cost, such right, property or asset (and any related Liabilities that are Assumed Liabilities) as soon as practicable to Purchaser or an Affiliate, indicated by Purchaser in writing. (c) After the Closing, if any payments due with respect to the Business are paid to Seller (including any payments from any customer under any Business Contracts), unless such payment is in respect of an Excluded Asset or Retained Liability, Seller shall remit, by wire transfer, such payment to an account indicated by Purchaser in writing within fifteen (15) Business Days after receipt thereof. After the Closing, if any payments due with respect to the Excluded Assets, the Retained Liabilities or the Retained Business that are not included in the Purchased Assets are paid to Purchaser or any of its Affiliates (including any payments under any Shared Contracts or otherwise), Purchaser shall remit, or shall cause such Affiliate to remit, by wire transfer, such payment to an account indicated by Seller in writing within fifteen (15) Business Days after receipt thereof. (d) Each Party hereto shall cooperate with the other Party hereto and shall set up procedures and notifications as are reasonably necessary or advisable to effectuate the transfers contemplated by this Section 5.12. The Parties shall reasonably cooperate to effect any transfers or other arrangements described in this Section 5.12 in a manner that is Tax efficient for the Parties and their Affiliates, including by treating the Person initially in possession of any such right, property, asset, or payment referenced in this Section 5.12 after the Closing as holding such right, property, asset, or payment as an agent or nominee for the transferee thereof for all Tax purposes, to the extent permitted by applicable Law. For the avoidance of doubt, this Section 5.12 shall not apply to refunds, credits, overpayments or similar items or recoveries of or against any Taxes, which are the subject of Section 6.5. 5.13 Bulk Transfer Laws. Purchaser acknowledges that Seller has not taken, and does not intend to take, any action required to comply with any applicable so-called “bulk sale” or “bulk transfer” Laws or similar Laws, and Purchaser hereby waives, to the fullest extent permitted by applicable Law, compliance by Seller with the provisions of any such Laws of any jurisdiction in connection with the Transaction. 5.14 R&W Insurance Policy. The Parties acknowledge that Purchaser or any Affiliate thereof may obtain, at Purchaser’s sole expense, a representation and warranty insurance policy (a “RWI Policy”). To the extent Purchaser obtains a RWI policy, any such RWI Policy shall include a provision whereby the insurer expressly waives, and irrevocably agrees not to pursue, directly or indirectly, any subrogation rights against Seller or any of its Affiliates, or any current or former shareholders, managers, members, directors, officers, employees, agents and representatives of any of the foregoing with respect to any claim made by any insured thereunder and such Persons shall be express third-party beneficiaries of such provision, except in the case of Seller Fraud. Additionally, except in the case of Seller Fraud, Purchaser shall not waive, amend, modify or otherwise revise this subrogation provision under the RWI Policy, or allow such provision to be waived, amended, modified or otherwise revised by any other Person, in each case, without

-46- 4858-3062-6756\5 Seller’s prior written consent, which Seller may grant or withhold in its sole discretion. For the avoidance of doubt, the Parties acknowledge and agree that Purchaser or its Affiliate obtaining the RWI Policy is not a condition to the Closing. 5.15 Steves Supply Agreement. The Parties acknowledge and agree that the Steves Supply Agreement, in accordance with its terms, shall be assigned by Seller to Purchaser or an Affiliate thereof in connection with, and concurrently upon, the consummation of the Closing. Purchaser hereby agrees to, or cause its Affiliate to, as applicable, from and as of the Closing, become a party to the Steves Supply Agreement and assume and perform its obligations thereunder in accordance with the terms thereof. In connection with its entry into, and performance of its obligations under, the Steves Supply Agreement, Purchaser agrees that, from and after the date hereof, it and its Affiliates, as applicable, shall not agree to make any amendment or modification to the terms of the Steves Supply Agreement (whether before or after the Closing) that would in any way impact or otherwise affect Seller’s obligations thereunder (including pursuant to Sections 5(d) and 6(a)) thereof), in each case without Seller’s prior written consent. 5.16 Title Insurance. Seller shall use commercially reasonable efforts to assist Purchaser in obtaining an ALTA standard coverage owner’s policy of title insurance (the “Title Insurance Policy”), at Purchaser’s sole cost and expense, from a title company (the “Title Company”) with respect to the Transferred Owned Real Property, including, without limitation, using commercially reasonable efforts to assist Purchaser in removing from the Title Insurance Policy any Liens which are not Permitted Liens. Seller shall use commercially reasonable efforts to assist Purchaser in providing the Title Company with Tax declarations or other instruments as may be reasonably required by the Title Company for recordation of the Deed for the issuance of such Title Insurance Policy; provided that, for the avoidance of doubt, the issuance of any Title Insurance Policy shall not be a condition to Closing. 5.17 Final Court Approval. Each of Purchaser and Seller acknowledges and agrees that the effectiveness of this Agreement is subject to the receipt of the Final Court Approval. Without otherwise limiting or modifying any right or obligation of Seller or Purchaser under this Agreement (including pursuant to Sections 7.3(a) and 8.1(e)), Purchaser and Seller agree that this Agreement shall not become effective until the Final Court Approval has been obtained. ARTICLE VI CERTAIN TAX MATTERS 6.1 Tax Treatment of Payments. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any applicable analogous provision of state, local or non-U.S. Law), the Parties agree (and agree to cause their respective Affiliates) to treat any and all payments under Article IX as an adjustment to the purchase price for Tax purposes. 6.2 [Reserved.]

-47- 4858-3062-6756\5 6.3 Transfer Taxes. (a) Notwithstanding anything to the contrary in this Agreement, Purchaser shall pay, when due, and be responsible for, any sales, use, transfer (including real estate transfer), documentary, stamp, recording, value added, conveyance, goods and services or similar Taxes and fees (including all out-of-pocket costs related to the filing of applicable Tax Returns pursuant to Section 6.3(b)) imposed on or payable in connection with the transfer of the Purchased Assets, the Assumed Liabilities and the Business contemplated by this Agreement (“Transfer Taxes”). (b) Seller shall prepare and timely file any Tax Returns with respect to Transfer Taxes (and Purchaser shall provide timely payment therefor, if any payment is due) and promptly provide a copy of such Tax Return to Purchaser after giving Purchaser a reasonable opportunity to review and comment prior to filing. Seller and Purchaser shall, and shall cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, in the case of any Purchased Asset for which an allocation of purchase price is required earlier than contemplated by Section 2.5 for Transfer Tax purposes, the Parties shall reasonably cooperate to agree on a value be used as the allocation for such Purchased Asset for Transfer Tax purposes; provided that any such allocation may thereafter be revised as appropriate and necessary for purposes of the Allocation. 6.4 Proration of Taxes. For purposes of this Agreement, in the case of any Straddle Period, Property Taxes allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire Straddle Period, and shall be a Retained Liability and borne by Seller. Any other Property Taxes for a Straddle Period not described in the immediately preceding sentence shall be an Assumed Liability and borne by Purchaser. Following the Closing, in connection with determining the amount of such Property Taxes for a Straddle Period, Purchaser or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.4 (taking into account the amounts of Property Taxes, if any, that Purchaser (or its Affiliates) or Seller (or its Affiliates) remitted to a Governmental Entity for any taxable period (or portion thereof) for which the other Party is responsible pursuant to this Section 6.4 and taking into account the amounts of Property Taxes for which Purchaser (or its Affiliates) or Seller (or its Affiliates) has previously reimbursed the other Party (or its Affiliates)), together with such supporting evidence as is reasonably necessary to calculate the proration and reimbursement amount. The proration amount shall be paid by the Party owing it to the other within thirty (30) days after delivery of such statement, absent manifest error. The Party that has the primary obligation to do so under applicable Law shall timely file any Tax Return that is required to be filed in respect of Property Taxes and shall timely pay to the appropriate Taxing Authorities any Property Taxes, in each case, that become due after the Closing Date; provided that in the event Purchaser is required to file or cause to be filed Tax Returns with respect to Property Taxes for a Straddle Period, Purchaser shall prepare such Tax Returns in accordance with past practices of Seller and its Affiliates, provide a draft copy of such Tax Returns to Seller at least thirty (30) days prior to filing for comment by Seller, and reflect any reasonable comments received from Seller, and shall not

-48- 4858-3062-6756\5 file any such Tax Returns without the consent of Seller (not to be unreasonably withheld, delayed or conditioned). The Parties shall reasonably cooperate and act in good faith to minimize the amount of Property Taxes, to the extent reasonably permitted by Law. 6.5 Tax Refunds. Seller shall be entitled to any refunds (or credits in lieu of refunds) of or against any Taxes with respect to the Purchased Assets or the Business for taxable periods (or portions thereof) ending on or before the Closing Date or for which Seller is otherwise responsible under this Agreement or otherwise constituting an Excluded Asset, in each case, that are actually received by Purchaser or any of its Affiliates. If Purchaser or any of its Affiliates actually receives a refund or credit in lieu thereof to which Seller is entitled under this Section 6.5, Purchaser shall pay, or cause its Affiliates to pay, to Seller the amount of such refund or credit (including any interest paid thereon by the relevant Taxing Authority) within thirty (30) days of the receipt of the refund or credit or the application of such refund or credit against amounts otherwise payable. Purchaser shall cooperate with Seller in obtaining such refunds or credits, it being understood that Purchaser shall not, and shall cause its Affiliates not to, waive any carryback of any Tax attributes or benefits (including any pre-paid Taxes) attributable to a taxable period ending on or before or including the Closing Date (or the portion thereof) if such waiver would reduce the amount due to Seller pursuant to this Section 6.5. 6.6 Changes Affecting the Pre-Closing Period. Except as otherwise required by applicable Law, without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, Purchaser shall not, and shall cause its Affiliates not to, take any of the following actions to the extent relating to Taxes in respect of the Purchased Assets or the Business for any taxable period ending on or before the Closing Date or any Straddle Period: (a) amend any Tax Return or agree to any waiver or extension of the statute of limitations; (b) take any action on the Closing Date after the Closing outside of the Ordinary Course of Business (except as expressly contemplated by this Agreement); (c) make, change or revoke any Tax election or accounting period, method or practice; (d) surrender any right to claim a refund of Taxes; or (e) make or initiate any voluntary contact with a Governmental Entity (including any voluntary disclosure agreement or similar process). 6.7 Tax Actions. (a) If Purchaser or any of its Affiliates receives after the Closing (i) a notice of a Governmental Entity’s intent to audit, examine or conduct any other Action with respect to Taxes or Tax Returns or (ii) a notice of deficiency, notice of reassessment, proposed adjustment, assertion of claim or demand concerning Taxes or Tax Returns, in each case, that could reasonably be expected to give rise to a claim for indemnification under Article IX or other Taxes for which Seller would be responsible (a “Tax Action”), Purchaser shall notify Seller in writing of the receipt of such communication in accordance with the provisions of Section 9.4. (b) Seller shall have the option to control any Tax Action if Seller or its Affiliates would be responsible (under this Agreement or otherwise) for any Taxes that would reasonably be expected to result from such Tax Action; provided that Seller shall keep Purchaser reasonably informed regarding developments in such Tax Action to the extent the resolution of such Tax Action could reasonably be expected to materially adversely affect Purchaser.

-49- 4858-3062-6756\5 (c) In the event of any conflict or inconsistency between this Section 6.7 and Section 9.4, the provisions of this Section 6.7 shall govern with respect to the conduct of Tax Actions. Notwithstanding anything herein to the contrary, in no event shall Seller or any of its Affiliates be required to provide any Person with a copy of, or otherwise disclose the contents of, its Tax Returns. 6.8 Survival. Notwithstanding any provision in this Agreement to the contrary, the covenants and agreements of the Parties contained in this Article VI shall survive the Closing and shall remain in full force until sixty (60) days after the expiration of the applicable statutes of limitations for the Taxes in question (taking into account any applicable extensions or waivers thereof), except that Section 6.2 shall survive until fully performed in accordance with its terms. ARTICLE VII CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligations to Close. The respective obligations of Seller and Purchaser to effect the Closing are subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions: (a) No Order. No Order shall have been entered and remain in effect which prevents the consummation of the Transaction. 7.2 Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties of Seller set forth in the first sentence of Section 3.2 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except that representations and warranties that are made as of a specific date shall be tested only on and as of such date; (ii) the representations and warranties of Seller set forth in Section 3.5 (Absence of Business Material Adverse Effect) shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date; and (iii) the representations and warranties of Seller contained in Article III (other than representations and warranties of Seller referred to in clauses (i) and (ii) above) (disregarding any Business Material Adverse Effect, “material” or “in all material respects” qualifications) shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties that are made as of specific date shall be tested only on and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Business Material Adverse Effect. (b) Performance of Obligations of Seller. The covenants and agreements of Seller to be performed or complied with on or before the Closing Date in accordance with this Agreement shall have been performed or complied with in all material respects. (c) Officer’s Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied.

-50- 4858-3062-6756\5 7.3 Conditions to Obligations of Seller to Close. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following additional conditions: (a) Final Determination. A Final Determination with respect to the Divestiture Order shall have been made and remain in effect. (b) Representations and Warranties. The representations and warranties of Purchaser contained in Article IV (disregarding any Purchaser Material Adverse Effect, “material” or “in all material respects” qualifications) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except that representations and warranties that are made as of a specific date shall be tested only on and as of such date. (c) Performance of Obligations of Purchaser. The covenants and agreements of Purchaser to be performed or complied with on or before the Closing Date in accordance with this Agreement shall have been performed or complied with in all material respects. (d) Officer’s Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 7.3(b) and Section 7.3(c) have been satisfied. ARTICLE VIII TERMINATION; EFFECT OF TERMINATION 8.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transaction and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing: (a) by mutual written consent of Seller and Purchaser; (b) by Seller, if Purchaser shall have breached any of its representations and warranties contained in Article IV or Purchaser shall have breached any of its covenants or other agreements contained in this Agreement, and such breach (x) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(c) and (y) is incapable of being cured prior to the Outside Date or, if capable of being cured prior to the Outside Date, has not been cured by the earlier of (i) the date that is thirty (30) days after the date that Seller has notified Purchaser of such failure or breach and (ii) three (3) Business Days before the Outside Date; provided that Seller is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b); (c) by Purchaser, if Seller shall have breached any of its representations and warranties contained in Article III or Seller shall have breached any of its covenants or other agreements contained in this Agreement, and such breach (x) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (y) is incapable of being cured prior to the Outside Date or, if capable of being cured prior to the Outside Date, has not been cured by the earlier of (i) the date that is thirty (30) days after the date that Purchaser has notified Seller of such failure or breach and (ii) three (3) Business Days before the Outside Date; provided that Purchaser

-51- 4858-3062-6756\5 is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(c); (d) unless otherwise mutually agreed to in writing by Purchaser and Seller, automatically without any further action by Purchaser or Seller, subject to Section 10.6, if the Closing shall not have occurred on or prior to December 31, 2024 (the “Outside Date”); (e) by Seller or by Purchaser, if an Order vacating the Divestiture Remedy or otherwise entitling Seller to retain the Business has become final and non-appealable; (f) by Seller or by Purchaser, if an Order preventing the consummation of the Transaction shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any Party whose breach or failure to perform any of its representations, warranties, covenants or obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or (g) by Seller, if (i) all of the conditions in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied on the Closing Date) have been satisfied or waived; (ii) Seller has notified Purchaser that Seller is ready, willing and able to consummate the Closing; and (iii) Purchaser has failed to consummate the Closing by the date the Closing should have occurred pursuant to Section 2.3. 8.2 Effect of Termination. If this Agreement is terminated and the Transaction is abandoned as described in Section 8.1, this Agreement shall become null and void and of no further force and effect, except that the first two sentences of Section 2.12(c), the last sentence of Section 5.1(d), Section 5.3(a), Section 5.5, the Reimbursement Obligations set forth in Section 5.8(c), this Section 8.2, Section 8.3 and Article X shall survive the termination of this Agreement; provided that nothing in this Section 8.2 shall be deemed to release any Party from any Liability for willful and material breach by such Party of the terms and provisions of this Agreement occurring prior to such termination. 8.3 Notice of Termination. In the event of termination by Seller or Purchaser pursuant to Section 8.1, written notice of such termination shall be given by the terminating Party to the other Party to this Agreement. ARTICLE IX INDEMNIFICATION 9.1 Survival. (a) The representations and warranties of the Parties contained in this Agreement and in any certificate delivered pursuant to this Agreement shall terminate upon the Closing (and there shall be no liability after the Closing in respect thereof). It is understood and agreed that the Purchased Assets, the Assumed Liabilities and the Business are being acquired or assumed, as applicable, by Purchaser at Closing without any representation or warranty as to merchantability or fitness thereof for any particular purpose, in an “as-is” condition and on a “where-is” basis and, as such, except in the case of Seller Fraud, none of Purchaser or its

-52- 4858-3062-6756\5 Representatives shall have recourse under this Agreement following the consummation of the Closing for any breach of or inaccuracy in any such representation or warranty. (b) The covenants and agreements contained herein that are to be performed at or prior to the Closing shall terminate at the Closing. Any covenant and agreement to be performed, in whole or in part, after the Closing shall survive the Closing until they are fully performed in accordance with their respective terms. 9.2 Indemnification by Seller. Subject to the provisions of this Article IX, effective as of and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates (collectively, the “Purchaser Indemnified Parties”), from and against any and all Covered Losses actually incurred or suffered by any of the Purchaser Indemnified Parties, to the extent arising out of or resulting from (a) any Retained Liabilities or (b) any breach of any covenant or agreement by Seller contained in this Agreement that by its terms is required to be performed or complied with after the Closing. 9.3 Indemnification by Purchaser. Subject to the provisions of this Article IX, effective as of and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates (collectively, the “Seller Indemnified Parties”), from and against any and all Covered Losses actually incurred or suffered by any of the Seller Indemnified Parties to the extent arising out of or resulting from (a) any Assumed Liabilities of the Business, or (b) any breach of any covenant or agreement by Purchaser contained in this Agreement that by its terms is required to be performed or complied with after the Closing. 9.4 Procedures. (a) Any Person that may be entitled to be indemnified under this Article IX (the “Indemnified Party”) shall promptly notify the Party liable (or who may be liable) for such indemnification (the “Indemnifying Party”) in writing upon becoming aware of a claim or a possible claim against an Indemnified Party in respect of which such Indemnified Party may seek indemnity pursuant to this Agreement (including a claim or possible claim by a third party against the Indemnified Party, such claim or possible claim by a third party being a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand and the Covered Losses incurred or suffered as a result thereof; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX, except to the extent that the Indemnifying Party suffers actual loss or prejudice as a result of such failure or delay. (b) Upon receipt of a notice of a Third-Party Claim for indemnity from an Indemnified Party pursuant to Section 9.2 or Section 9.3: (i) The Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third-Party Claim, to assume the defense and control of such Third-Party Claim (at the expense of such Indemnifying Party). Notwithstanding an election to assume the defense of such Third-Party Claim, the Indemnified Party shall have the right to employ one separate co-counsel and to participate in the defense as counsel of record, if applicable,

-53- 4858-3062-6756\5 in such Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) there exists a material conflict of interest, as advised by outside counsel for the Indemnified Party, between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third-Party Claim in which both the Indemnified Party and Indemnifying Party are defendants, that would make representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate; (B) such Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Party; or (C) such Third-Party Claim is related to or otherwise arises in connection with any criminal or regulatory enforcement Action. In any other event not set forth in the preceding sentence, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third- Party Claim with its own counsel and at its own expense. (ii) If the Indemnifying Party does not assume the defense and control of any Third-Party Claim pursuant to this Section 9.4(b), the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third-Party Claim with its own counsel and at its own expense. Each of the Indemnifying Party and the Indemnified Party shall, and shall cause each of its respective Representatives to, reasonably cooperate with the other in the defense of any Third-Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third-Party Claim, and shall keep such Persons informed of all developments relating to any such Third-Party Claims, and provide copies of all relevant correspondence and documentation relating thereto; provided that either Party may restrict the provision of such information to the extent that (A) applicable Law requires such Party or any of its Affiliates, as applicable, to restrict or prohibit the provision of such information; (B) providing such information would breach any obligation of confidentiality to which a Party or any of its Affiliates may be subject; or (C) providing disclosure of any such information would reasonably be expected to result in the loss or waiver of the attorney-client or other applicable privilege or protection (provided that such Party and its Affiliates shall use its reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of such privilege or protection). (iii) If the Indemnifying Party has assumed the defense and control of a Third-Party Claim, it shall not be authorized to consent to a settlement or compromise of, or the entry of any Order arising from, any Third-Party Claim without the prior written consent of the Indemnified Party unless (A) the Indemnified Party, as a condition to settlement, is given a complete and unconditional release of any and all Liabilities by all relevant parties to such Third-Party Claim; (B) the damages payable under the settlement are limited only to monetary payments for which the Indemnified Party is fully indemnified by the Indemnifying Party (net of any proceeds or Tax benefits described in Section 9.6); and (C) such Third-Party Claim does not involve any nonmonetary relief of any kind (including any injunctive relief) against any Indemnified Party or finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party. No Indemnified Party will consent to the entry of any Order or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Indemnifying Party.

-54- 4858-3062-6756\5 (c) Notwithstanding anything to the contrary in this Agreement (including Section 6.7 and Section 9.4(b)), Seller shall have the exclusive right to control in all respects, and neither Purchaser nor any of its Affiliates shall be entitled to participate in, any audit, examination, investigation or other proceeding with respect to any Tax Return of Seller or any of its Affiliates. 9.5 Exclusive Remedy. Purchaser and Seller acknowledge and agree that, except (a) as provided in Section 10.6, (b) as expressly provided in this Agreement and the other Transaction Documents, and (c) except in the case of Seller or Purchaser Fraud, following the Closing, the indemnification provisions of Section 9.2 and Section 9.3 shall be the sole and exclusive remedies of Seller and Purchaser, respectively, and their respective Affiliates, for any losses, liabilities, claims, fines, deficiencies, damages, Taxes, payments, penalties and reasonable attorneys’ and accountants’ fees and disbursements (including any such losses, liabilities, claims, fines, deficiencies, damages, Taxes, payments, penalties and attorneys’ and accountants’ fees and disbursements from claims for breach of contract, warranty, tortious conduct (including negligence) and whether predicated on common law, statute, strict liability, or otherwise) that each Party (or its Affiliates) may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Transaction or the other transactions contemplated by this Agreement. In furtherance of the foregoing and subject to Section 10.6, except for any Covered Losses under and in accordance with this Agreement and the other Transaction Documents, (a) Purchaser, on behalf of itself and each of its Affiliates, or any Person claiming by, through or for the benefit of any of them, and each of their respective successors and assigns, hereby irrevocably waives and releases, from and after the Closing Date, any and all rights, remedies, claims and causes of action to the fullest extent permitted under any applicable Law (including any matters arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws) any Purchaser Indemnified Party may have against Seller or any of its Affiliates or any of their respective Representatives and (b) Seller, on behalf of itself and each of its Affiliates, or any Person claiming by, through or for the benefit of any of them, and each of their respective successors and assigns, hereby irrevocably waives and releases, from and after the Closing Date, any and all rights, remedies, claims and causes of action to the fullest extent permitted under any applicable law (including any matters arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws) any Seller Indemnified Party may have against Purchaser or any of its Affiliates or any of their respective Representatives, in the case of each of clause (a) and clause (b), in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, Purchaser, on behalf of itself and each of its Affiliates, or any Person claiming by, through or for the benefit of any of them, and each of their respective successors and assigns, hereby irrevocably waives any right of rescission it may otherwise have or to which it may become entitled. 9.6 Additional Indemnification Provisions. With respect to each indemnification obligation contained in this Article IX, all Covered Losses shall be (a) decreased by any Tax benefit actually realized by the Indemnified Party or its Affiliates through a reduction in Taxes otherwise due as a result of the incurrence of such Covered Loss; and (b) decreased by any third- party insurance or indemnity, contribution or similar proceeds that have been actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification, net of reasonable, documented and out-of-pocket costs incurred by the Indemnified Party in seeking such collection or indemnity and any increase in premiums as a result of the associated

-55- 4858-3062-6756\5 claims (it being agreed that if any such third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are recovered by the Indemnified Party, subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, the amount of any such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made). 9.7 Limitation on Liability. (a) Notwithstanding anything to the contrary contained in this Agreement, (a) neither Party shall be liable to the other Party or its Affiliates, whether in contract, tort (including negligence and strict liability) or otherwise, at law or in equity for, and Covered Losses shall not include, any consequential, special, incidental, indirect or punitive damages whatsoever, except to the extent awarded against an Indemnified Party in connection with a Third-Party Claim; (b) no Indemnified Party shall be entitled to any indemnification hereunder to the extent that such indemnification would constitute a duplicative payment for the same Covered Losses; and (c) the maximum aggregate amount of Covered Losses which may be subject to indemnification pursuant to Section 9.2(b) or Section 9.3(b), as applicable, shall be an amount equal to the Purchase Price. (b) Notwithstanding anything to the contrary set forth herein, no Purchaser Indemnified Party shall have any right to indemnification under this Agreement for any Covered Losses (i) relating to Taxes for any taxable period (or portion thereof) beginning after the Closing Date (where applicable, as determined in accordance with the principles of Section 6.4); (ii) attributable to any breach by Purchaser of this Agreement; or (iii) relating to the amount, sufficiency or usability in any taxable period (or portion thereof) of any Tax basis or other Tax asset or other attribute ARTICLE X GENERAL PROVISIONS 10.1 Entire Agreement. This Agreement and the other Transaction Documents, and the Schedules and Exhibits hereto and thereto (including the Seller Disclosure Schedules and Purchaser Disclosure Schedules) and the Confidentiality Agreement, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede any prior discussion, correspondence, negotiation, proposed term sheet, letter of intent, agreement, understanding or arrangement, whether oral or in writing. 10.2 Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned or transferred by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, except that Seller may transfer or assign, in whole or from time to time in part, its rights under this Agreement to any Affiliate of Seller, but any such transfer or assignment will not relieve Seller of any of its obligations hereunder. Any attempted assignment in violation of this Section 10.2 shall be void. Subject to the two (2) preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. 10.3 Amendments and Waivers. This Agreement may not be amended, except by an instrument in writing signed by each of the Parties. By an instrument in writing, Purchaser, on the

-56- 4858-3062-6756\5 one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 10.4 No Third-Party Beneficiaries. Except with respect to (a) the Purchaser Indemnified Parties and the Seller Indemnified Parties solely with respect to Article IX or (b) Affiliates of the Parties (to the extent the provisions of this Agreement are expressly for the benefit of such Affiliates), each Party hereby agrees that its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement, together with the other Transaction Documents and the Exhibits and Schedules hereto, are not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Each of the Persons described in clauses (a) through (b) of the immediately preceding sentence is and shall be an express third-party beneficiary with respect to the applicable Section(s) or Article(s) specified in clauses (a) through (b) of the immediately preceding sentence, and may enforce this Agreement with respect to such Section(s) or Article(s). 10.5 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an email transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or email address as such Party shall designate by like notice): (a) if to Purchaser, to: Woodgrain Inc. 300 NW 16th Street Fruitland, Idaho 83619 Attention: Darin Holderness and Kelly Dame Email: dholderness@woodgrain.com kdame@woodgrain.com with a copy (which shall not constitute notice) to: Dorsey & Whitney LLP 101 S. Capitol Blvd., Suite 1701 Boise, Idaho 83703 Attention: Nick Taylor Email: taylor.nick@dorsey.com

-57- 4858-3062-6756\5 (b) if to Seller, to: JELD-WEN, Inc. 2645 Silver Crescent Dr. Charlotte, NC 28202 Attention: General Counsel Email: jashayes@jeldwen.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Edward Lee, P.C. Email: edward.lee@kirkland.com 10.6 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity. Each of the Parties agrees that it will not oppose, and irrevocably waives its right to object to, the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction or relief. If, prior to the Outside Date, any Party hereto brings any Action, in accordance with Section 10.7, to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended (x) for the amount of time during which such Action is pending plus twenty (20) Business Days or (y) by such other time period established by the court or other Governmental Entity presiding over such Action, as the case may be. 10.7 Governing Law and Jurisdiction. This Agreement, and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Transaction or the actions of the Parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties irrevocably (a) submits to the personal jurisdiction of the United States District Court for the Eastern District of Virginia, the Court of Chancery of the State of Delaware or, if such courts lack jurisdiction, any U.S. federal court sitting in the State of Delaware (collectively, the “Chosen Courts”), in the event

-58- 4858-3062-6756\5 any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court; (c) waives any objection to the laying of venue of any Action relating to this Agreement or the transactions contemplated hereby in any Chosen Court; (d) waives and agrees not to plead or claim in any such Chosen Court that any Action relating to this Agreement or the transactions contemplated hereby brought in any such Chosen Court has been brought in an inconvenient forum; and (e) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each Party hereto agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 10.5. 10.8 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE CONFIDENTIALITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION HEREOF OR THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, THE CONFIDENTIALITY AGREEMENT OR RELATED INSTRUMENTS OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.8. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. 10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction and the other transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. 10.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, and by different parties in separate counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall

-59- 4858-3062-6756\5 become effective when one (1) or more such counterparts have been signed by each Party and delivered (by facsimile, electronic mail or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signatures. 10.11 Expenses. Except as otherwise provided herein, whether or not the Closing takes place, and except as set forth otherwise in this Agreement, including Section 2.12(c), Section 2.12(e), Section 5.1(c), Section 5.12(a), Section 5.12(b) and Section 6.3, all costs and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated hereby shall be paid by the Party incurring such expense. 10.12 Interpretation; Absence of Presumption. It is understood and agreed that the specification of any dollar amount in the representations and warranties or covenants contained in this Agreement or the inclusion of any specific item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, are or are not in the Ordinary Course of Business or would reasonably be expected to have a Business Material Adverse Effect or Purchaser Material Adverse Effect, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is or is not material, are or are not in the Ordinary Course of Business or would reasonably be expected to have a Business Material Adverse Effect or Purchaser Material Adverse Effect. Nothing herein (including the Seller Disclosure Schedules or the Purchaser Disclosure Schedules) shall be deemed an admission by either Party or any of its Affiliates, in any Action, that such Party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract or Law. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement and the Transaction Documents shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (i) Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and the other Transaction Documents and if an ambiguity or question of interpretation should arise, this Agreement and the other Transaction Documents (other than the Steves Supply Agreement) shall be construed as if drafted jointly by the Parties or the parties thereto, as applicable, and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or such other Transaction

-60- 4858-3062-6756\5 Documents; (j) a reference to any Person includes such Person’s successors and assigns permitted by this Agreement; (k) where used with respect to information, the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to Purchaser, material that has been made available in the “data room” (virtual or otherwise) established by Seller, or otherwise, or has been publicly disclosed or filed by a Party with the SEC and made publicly available on EDGAR prior to the date hereof (or the Closing Date, in the case of information required to be delivered or made available prior to the Closing Date); (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if”; (n) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (o) references to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder as amended through such specific date); (p) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and (q) amounts used in any calculations for purposes of this Agreement may be either positive or negative, it being understood that the addition of a negative number shall mean the subtraction of the absolute value of such negative number and the subtraction of a negative number shall mean the addition of the absolute value of such negative number. 10.13 Waiver of Conflicts; Attorney-Client Privilege. (a) Purchaser waives and will not assert, and agrees to cause its Affiliates to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of Seller, any of its Affiliates or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated hereby or thereby (including matters in which the interests of Seller or any of its Affiliates may be directly adverse to Purchaser and its Affiliates), by any legal counsel currently representing Seller or any of its Affiliates in connection with this Agreement or any other agreements or transactions contemplated hereby or thereby, including Kirkland & Ellis LLP (the “Current Representation”). (b) Purchaser waives and will not assert, and agrees to cause its Affiliates to waive and not to assert, any attorney-client or other applicable legal privilege or protection with respect to any communication between any legal counsel and any Designated Person relating in any way to the Current Representation, it being the intention of the Parties that all such rights to such attorney-client and other applicable legal privilege or protection and to control such attorney- client and other applicable legal privilege or protection shall be retained by Seller and that Seller, and not Purchaser or its Affiliates, shall have the sole right to decide whether or not to waive any attorney-client or other applicable legal privilege or protection. Accordingly, from and after the Closing, neither Purchaser nor its Affiliates shall have any access to any such communications or

-61- 4858-3062-6756\5 to the files of the Current Representation, all of which shall be and remain the property of Seller and not of Purchaser or its Affiliates, or to internal counsel relating to the Current Representation, and none of Purchaser, its Affiliates or any Person acting or purporting to act on their behalf shall seek to obtain the same by any process. [Remainder of page intentionally left blank]